    As filed with the Securities and Exchange Commission on August 22, 2001


                                                      Registration No. 333-65578
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                              CENDANT CORPORATION

             (Exact name of Registrant as specified in its charter)

               DELAWARE                                     06-0918165
    (State or other jurisdiction of            (I.R.S. Employer Identification No.)
    incorporation or organization)

                         ------------------------------

                               9 WEST 57TH STREET

                               NEW YORK, NY 10019

                                 (212) 413-1800

                              FAX: (212) 413-1922

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
               of each Registrant's Principal Executive Offices)
                         ------------------------------

                             JAMES E. BUCKMAN, ESQ.
                       VICE CHAIRMAN AND GENERAL COUNSEL
                              CENDANT CORPORATION
                                 9 WEST 57TH ST
                               NEW YORK, NY 10019
                                 (212) 413-1800
                              FAX: (212) 413-1923

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                    COPY TO:

                VINCENT J. PISANO, ESQ.                                            ERIC J. BOCK, ESQ.
        Skadden, Arps, Slate, Meagher & Flom LLP                        Senior Vice President, Law and Secretary
                     4 Times Square                                               Cendant Corporation
                   New York, NY 10036                                              9 West 57th Street
                     (212) 735-3000                                                New York, NY 10019
                  Fax: (212) 735-2000                                                (212) 413-1800
                                                                                  Fax: (212) 413-1922

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED                  PROPOSED
         TITLE OF EACH CLASS OF                AMOUNT           MAXIMUM                   MAXIMUM                 AMOUNT OF
            SECURITIES TO BE                   TO BE         OFFERING PRICE              AGGREGATE               REGISTRATION
               REGISTERED                    REGISTERED      PER DEBENTURE             OFFERING PRICE                FEE
Zero-Coupon Convertible Debentures due
  2021                                    $1,000,000,000(1)   102.36%(2)(3)         $1,023,600,000(2)(3)          $255,900(6)
CD Common Stock, par value, $0.01 per
  share                                       39,075,500(4)              --                           --                  (5)

(1) Represents the aggregate principal amount at maturity of the debentures that were originally issued by the Registrant in May 2001.

(2) This estimate is made pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for purposes of determining the registration fee. The above calculation is based on the average bid and ask prices for the Registrant's debentures in secondary market transactions executed by the Initial Purchaser of the debentures on July 17, 2001, as reported to the Registrant by the Initial Purchaser.

(3) Exclusive of accrued interest.


(4) Represents the number of shares of CD common stock that are currently issuable upon conversion of the debentures registered hereby.


(5) No separate consideration will be received for the shares of CD common stock issuable upon conversion of the debentures and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(6) Previously paid by the Registrant.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED AUGUST 22, 2001

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITYHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                 $1,000,000,000

                                     [LOGO]

             Zero-Coupon Convertible Debentures due 2021 and shares
         of CD common stock issuable upon conversion of the debentures
                               ------------------

    We issued the debentures in a private placement in May 2001 at an issue price of $1,000 per debenture. Under this prospectus, the selling securityholders named in this prospectus or in prospectus supplements may offer and sell their debentures and the shares of CD common stock issuable upon conversion of their debentures.

    Holders may surrender the debentures for conversion into shares of our CD common stock at a conversion rate of 39.0755 shares of our CD common stock per debenture under any of the following circumstances: (i) during any conversion period if the closing sale price of our CD common stock for at least 20 trading days in the 30 consecutive trading days ending on the first day of such conversion period is more than 110% of the Accreted Conversion Price (as defined below) per share of CD common stock on first day of the conversion period;
(ii) during the five business day period following any 20 consecutive trading-day period in which the average of the trading prices (as defined in this prospectus) for a debenture was less than 95% of the average closing sales prices of our CD common stock multiplied by the number of shares into which such debenture is convertible for that period; (iii) if the debentures have been called for redemption; (iv) during such period, if any, that the credit rating assigned to the debentures by both Moody's and Standard & Poor's is below a specified level, or if neither rating agency is rating the debentures; and
(v) upon the occurrence of specified corporate transactions. The conversion rate may be adjusted as described in this prospectus.

    The debentures will mature on May 4, 2021 unless earlier redeemed or repurchased. At maturity, we will pay the Accreted Value (as defined below) plus accrued and unpaid cash interest, if any, of the debentures in cash. The issue price represents a yield to maturity of 0% per annum. We will not pay cash interest on the debentures prior to maturity unless an interest adjustment occurs or we elect to do so following a Tax Event (as defined in this prospectus).

    The interest rate on the debentures will be 0% per annum through May 4, 2004. If the average of the sale prices of our CD common stock is less than or equal to 60% of the initial conversion price of the debentures for any 20 out of the last 30 trading days ending five days prior to May 4, 2004, then the yield-to-maturity on the debentures will be subject to an upward interest adjustment equivalent to 7% per annum for the subsequent six-month period. After May 4, 2004, an upward interest adjustment equivalent to 7% per annum will be made each November 4 and May 4 for the subsequent six-month period if an upward interest adjustment is not already in effect and the price of our CD common stock is less than or equal to 60% of the Accreted Conversion Price of the debentures for 20 out of the last 30 trading days of the semi-annual period ending on the fifth day preceding each November 4 and May 4. The "Accreted Conversion Price" as of any day will equal the Accreted Value of the debenture divided by the number of shares of our CD common stock issuable upon conversion of such debenture on that day. "Accreted Value" means, as of any date, the sum of the issue price of the debentures and the accrued and unpaid interest as of such date (excluding any accrued and unpaid interest payable as cash interest). If an interest adjustment is in effect for a particular semi-annual period, we will pay a portion of the interest adjustment as cash interest at a rate of 0.25% per annum (0.125% per semi-annual period) of the Accreted Value and the remaining interest will be accrued and payable at maturity. After May 4, 2004, if the average of the sale prices of our CD common stock is greater than 60% of the Accreted Conversion Price of the debentures for 20 out of the last
30 trading days of the semi-annual period ending on the fifth day preceding each November 4 and May 4, then the interest rate on the debentures for the subsequent six-month period will be 0% per annum.

    On May 4, 2002, May 4, 2004, May 4, 2006, May 4, 2008, May 4, 2011 and
May 4, 2016, holders may require us to purchase all or a portion of their debentures. The repurchase price will be the Accreted Value plus accrued and unpaid cash interest, if any, per debenture. We may choose to pay the repurchase price in cash, shares of CD common stock or a combination of cash and shares of CD common stock. In addition, upon a change in control, holders may require us to repurchase all or a portion of their debentures in cash.

    We may redeem all or a portion of the debentures at any time on or after May 4, 2004 at a redemption price equal to the Accreted Value plus accrued and unpaid cash interest, if any, up to the redemption date.


    Our CD common stock is listed on the New York Stock Exchange under the symbol "CD." The last reported sale price of the shares on August 21, 2001 was $20.52 per share.


    INVESTING IN THE DEBENTURES OR SHARES OF OUR CD COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

    We will not receive any of the proceeds from the sale of the debentures or the shares of CD common stock by any of the selling securityholders. The debentures and the shares of CD common stock may be offered in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling securityholders. In addition, the shares of CD common stock may be offered from time to time through ordinary brokerage transactions on the New York Stock Exchange. See "Plan of Distribution." The selling securityholders may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended. Any profits realized by the selling securityholders may be deemed to be underwriting commissions. If the selling securityholders use any broker-dealers, any commission paid to broker-dealers and, if broker-dealers purchase any debentures or shares of CD common stock as principals, any profits received by such broker-dealers on the resale of the debentures or shares of CD common stock may be deemed to be underwriting discounts or commissions under the Securities Act.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is      , 2001.

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CENDANT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CENDANT SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR OF ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF THE DATE OF THIS PROSPECTUS UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                               TABLE OF CONTENTS

                                        PAGE
                                      --------
Cautionary Statement Concerning
  Forward-looking Statements........       1

Incorporation of Certain Documents
  by Reference......................       2

Prospectus Summary..................       4

The Offering........................       5

Risk Factors........................      10

Use of Proceeds.....................      12

Dividend Policy.....................      12

                                        PAGE
                                      --------

Description of Debentures...........      13

Description of CD Common Stock......      32

Certain United States Federal Income
  Tax Consequences..................      35

Selling Securityholders.............      42

Plan of Distribution................      44

Legal Matters.......................      47

Experts.............................      47

Where You Can Find More
  Information.......................      47

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    Forward-looking statements in this prospectus about Cendant are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business strategy, projected plans and objectives.

    Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "project", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical acts. You should understand that the following important factors and assumptions could affect the future results of Cendant and could cause actual results to differ materially from those expressed in such forward-looking statements:

    - the effect of economic conditions and interest rate changes on the economy on a national, regional or international basis and the impact thereof on our businesses;

    - the effects of changes in current interest rates, particularly on our real estate franchise and mortgage businesses;

    - the resolution or outcome of our unresolved pending litigation relating to the previously announced accounting irregularities and other related litigation;

    - our ability to develop and implement operational and financial systems to manage growing operations and to achieve enhanced earnings or effect cost savings;

    - competition in our existing and potential future lines of business and the financial resources of, and products available to, competitors;


    - our ability to integrate and operate successfully acquired and merged businesses and risks associated with such businesses, including the pending acquisitions of Galileo International, Inc. and Cheap Tickets, Inc. and the acquisitions of Avis Group Holdings, Inc. and Fairfield Resorts, Inc. (formerly known as Fairfield Communities Inc.), the compatibility of the operating systems of the combining companies, and the degree to which existing administrative and back-office functions and costs and those of the acquired companies are complementary or redundant;


    - our ability to obtain financing on acceptable terms to finance our growth strategy and to operate within the limitations imposed by financing arrangements and rating agencies;

    - competitive and pricing pressures in the vacation ownership and travel industries, including the car rental industry;

    - changes in the vehicle manufacturer repurchase arrangements between vehicle manufacturers and Avis Group Holdings, Inc. in the event that used vehicle values decrease; and

    - changes in laws and regulations, including changes in accounting standards and privacy policy regulation.

    Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control.

    You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and Current Reports on Form 8-K to the Securities and Exchange Commission (the "Commission"). See "Where You Can Find More Information." Also note that we provide a cautionary discussion of risks and uncertainties under "Risk Factors" on page 10 of this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Commission allows us to "incorporate by reference" the information we file with the Commission, which means that we can disclose important information to you by referring to another document filed separately with the Commission. The information that Cendant files after the date of this prospectus with the Commission will automatically update and supersede this information. Cendant incorporates by reference into this prospectus the documents listed below and any future filings made with the Commission under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered by this prospectus are sold.

       - Annual Report on Form 10-K/A for the year ended December 31, 2000, filed on July 3, 2001;

       - Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001, filed on July 3, 2001;


       - Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed on August 14, 2001;


       - Current Report on Form 8-K dated January 9, 2001;

       - Current Report on Form 8-K dated January 18, 2001;

       - Current Report on Form 8-K/A dated January 19, 2001;

       - Current Report on Form 8-K dated February 7, 2001, filed on February 8, 2001;

       - Current Report on Form 8-K dated February 8, 2001;

       - Current Report on Form 8-K dated February 20, 2001;

       - Current Report on Form 8-K dated March 1, 2001, filed on March 9, 2001;

       - Current Report on Form 8-K dated March 12, 2001;

       - Current Report on Form 8-K/A dated March 21, 2001;

       - Current Report on Form 8-K dated April 2, 2001, filed on April 3, 2001;

       - Current Report on Form 8-K dated April 18, 2001, filed on April 19,
         2001;

       - Current Report on Form 8-K dated April 18, 2001 filed on April 19,
         2001;

       - Current Report on Form 8-K dated May 2, 2001;

       - Current Report on Form 8-K dated May 4, 2001;

       - Current Report on Form 8-K dated May 10, 2001, filed on May 11, 2001;

       - Current Report on Form 8-K dated May 24, 2001, filed on May 25, 2001;

       - Current Report on Form 8-K dated June 13, 2001, filed on June 15, 2001;

       - Current Report on Form 8-K dated June 15, 2001, filed on June 18, 2001;

       - Current Report on Form 8-K dated July 2, 2001, filed on July 3, 2001;

       - Current Report on Form 8-K dated July 10, 2001;

       - Current Report on Form 8-K dated July 18, 2001, filed on July 19, 2001;

       - Current Report on Form 8-K dated July 19, 2001;


       - Current Report on Form 8-K dated July 23, 2001;


       - Current Report on Form 8-K/A dated July 23, 2001, filed on July 24,
         2001;

       - Current Report on Form 8-K dated July 30, 2001, filed on July 31, 2001;

       - Current Report on Form 8-K dated July 31, 2001, filed on August 1,
         2001;


       - Currrent Report on Form 8-K dated August 1, 2001, filed on August 2, 2001;



       - Currrent Report on Form 8-K dated August 16, 2001; and


       - The description of Cendant's CD common stock contained in the Proxy Statement dated February 10, 2000, filed on February 11, 2000.

    All documents filed by Cendant with the Commission from the date of this prospectus to the end of the offering of the debentures and shares of CD common stock shall also be deemed to be incorporated herein by reference.

    Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

    You may request a copy of any of the documents which are incorporated by reference in this prospectus, other than exhibits which are not specifically incorporated by reference into such documents and our Certificate and By-laws, at no cost, by writing or telephoning Cendant at the following:

       Investor Relations
       Cendant Corporation
       9 West 57th Street
       New York, NY 10019
       Telephone: (212) 413-1800

                               PROSPECTUS SUMMARY

    This prospectus constitutes part of a registration statement on Form S-3 that we filed with the Commission using a "shelf" registration process. Under this shelf process, any selling securityholder may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling securityholders may offer. All references to "we," "us," "our," or "Cendant" in this prospectus are to Cendant Corporation.

                                    CENDANT

    We are one of the foremost providers of travel and real estate services in the world. We were created through the merger of HFS Incorporated into CUC International, Inc. in December 1997 with the resultant corporation being renamed Cendant Corporation. We operate in four business segments: Hospitality, Real Estate Services, Vehicle Services and Financial Services. Our businesses provide a wide range of complementary consumer and business services. Our businesses are intended to complement one another and create cross-marketing opportunities both within each segment and between segments.

    - Our Hospitality segment franchises hotel businesses and facilitates the sale and exchange of vacation ownership intervals;

    - Our Real Estate Services segment franchises real estate brokerage businesses, provides home buyers with mortgages and assists in employee relocations.

    - Our Vehicle Services segment franchises and operates car rental businesses, provides fleet management services to corporate clients and government agencies and operates parking facilities in the United Kingdom; and

    - Our Financial Services segment provides marketing strategies primarily to financial institutions through offering an array of financial and insurance-based products to consumers, franchises tax preparation service businesses and provides consumers with access to a variety of discounted products and services.

    As a franchisor of hotels, residential and commercial real estate brokerage offices, car rental operations and tax preparation services, we license the owners and operators of independent businesses the right to use our brand names. We do not own or operate hotels, real estate brokerage offices or tax preparation offices. Instead, we provide our franchisees with services designed to increase their revenue and profitability.

    Our principal executive offices are located at 9 West 57th Street, New York, New York 10019. Our telephone number is (212) 413-1800. Our web site is www.cendant.net. The information contained on our web site is not incorporated by reference in this prospectus.

                                      ***

    We continually explore and conduct discussions with regard to acquisitions and other strategic corporate transactions in our industries and in other franchise, franchisable or service businesses in addition to the transactions previously announced. As part of our regular on-going evaluation of acquisition opportunities, we currently are engaged in a number of separate, unrelated preliminary discussions concerning possible acquisitions. The purchase price for the possible acquisitions may be paid in cash, through the issuance of CD common stock or other of our securities, borrowings, or a combination thereof. Prior to consummating any such possible acquisition, we will need to, among other things, initiate and complete satisfactorily our due diligence investigations; negotiate the financial and other terms (including price) and conditions of such acquisitions; obtain appropriate Board of Directors, regulatory and other necessary consents and approvals; and, if necessary, secure financing. No assurance can be given with respect to the timing, likelihood or business effect of any possible transaction. In the past, we have been involved in both relatively small acquisitions and acquisitions which have been significant.

                                  THE OFFERING

Debentures.............................  $1,000,000,000 aggregate principal amount of Zero-Coupon
                                         Convertible Debentures Due May 4, 2021.

Maturity...............................  May 4, 2021.

Ranking................................  The debentures are senior unsecured obligations of Cendant and rank equal in right of payment with all existing and
                                         future senior unsecured indebtedness of Cendant.

Interest Adjustment....................  The interest rate on the debentures is 0% per annum through May 4, 2004. If the average of the sale prices of
                                         our CD common stock is less than or equal to 60% of the
                                         initial conversion price of the debentures for any 20 out
                                         of the last 30 trading days ending five days prior to
                                         May 4, 2004, then the yield-to-maturity on the debentures
                                         will be subject to an upward interest adjustment for the
                                         subsequent six-month period equivalent to 7% per annum.
                                         After May 4, 2004, an upward interest adjustment
                                         equivalent to 7% per annum will be made each November 4
                                         and May 4 for the subsequent six-month period if an upward interest adjustment is not already in effect and the price of our CD common stock is less than or equal to 60% of the
                                         Accreted Conversion Price of the debentures for 20 out of
                                         the last 30 trading days of the semi-annual period ending
                                         on the fifth day preceding each November 4 and May 4. If
                                         an upward interest adjustment is in effect for a
                                         particular semi-annual period, we will pay a portion of
                                         the interest adjustment as cash interest at a annualized
                                         rate of 0.25% per annum (0.125% per semi-annual period) of the Accreted Value and the remaining interest will be
                                         accrued and payable at maturity. As a result, during any
                                         semi-annual period in which an upward interest adjustment
                                         is in effect, the debentures will accrete interest at a
                                         rate of 6 3/4% per annum. After May 4, 2004, if the
                                         average of the sale prices of our CD common stock is
                                         greater than 60% of the Accreted Conversion Price of the
                                         debentures for 20 out of the last 30 trading days of the
                                         semi-annual period ending on the fifth day preceding each
                                         November 4 and May 4, then the interest rate on the
                                         debentures for the subsequent six-month period will be 0%
                                         per annum.

Cash Interest Payment..................  We will not pay cash interest on the debentures prior to maturity unless an upward interest adjustment is in effect or we elect to do so following a Tax Event, each as
                                         described below. If an upward interest adjustment is in
                                         effect for a particular semi-annual period, we will pay a
                                         portion of the interest adjustment as cash interest at the rate of 0.25% per annum (or 0.125% for each semi-annual
                                         period), of the Accreted Value at the beginning of the
                                         applicable semi-annual period. If we elect to pay cash
                                         interest upon the occurrence of a Tax Event, the amount of cash interest payable for each

                                         semi-annual period will be determined based on the
                                         Accreted Value. Cash interest, if any, will be paid
                                         semi-annually on each November 4 or May 4 to the holders
                                         of record of the debentures as of the record date.

Conversion Rights......................  Holders may convert their debentures prior to stated
                                         maturity under any of the following circumstances:

                                           (i) during any conversion period if the closing sale
                                           price of our CD common stock for a period of at least 20
                                           trading days in the period of 30 consecutive trading
                                           days ending on the first day of such conversion period
                                           is more than 110% of the Accreted Conversion Price per
                                           share of CD common stock on the first day of the
                                           conversion period. A conversion period will be the
                                           period from and including the twelfth trading day in a
                                           fiscal quarter to but not including the twelfth trading
                                           day in the immediately following fiscal quarter;

                                           (ii) during the five business day period following any
                                           20 consecutive trading-day period in which the average
                                           of the trading prices (as defined in this prospectus)
                                           for a debenture was less than 95% of the average closing
                                           sale prices of our CD common stock multiplied by the
                                           number of shares into which such debenture is
                                           convertible for that period;

                                           (iii) if the debentures have been called for redemption;

                                           (iv) during such period, if any, that the credit rating
                                           assigned to the debentures by both Moody's and Standard
                                           & Poor's is below a specified level, or if neither
                                           rating agency is rating the debentures; and

                                           (v) upon the occurrence of specified corporate
                                           transactions described under "Description of
                                           Debentures--Conversion Rights."

                                         For each debenture surrendered for conversion, a holder
                                         will receive 39.0755 shares of our CD common stock. This
                                         represents an initial conversion price of $25.59 per share of CD common stock. The conversion rate may be adjusted
                                         for certain reasons, but will not be adjusted for accrued
                                         interest. Upon conversion, holders will not receive any
                                         cash payment representing accrued interest. Instead,
                                         accrued interest will be deemed paid by the CD common
                                         stock received by holders on conversion. Debentures called for redemption may be surrendered for conversion until the close of business one business day prior to the redemption date.

Redemption of the Debentures at Our
  Option...............................  On or after May 4, 2004, we may redeem for cash all or part of the debentures at any time, upon not less than 15
                                         nor more than 60 days notice by mail to holders of
                                         debentures, for a price equal to the Accreted Value plus
                                         accrued and unpaid cash interest, if any, on such
                                         redemption date.

Purchase of Debentures at Your
  Option...............................  You have the right to require us to repurchase the debentures on May 4, 2002, May 4, 2004, May 4, 2006,
                                         May 4, 2008, May 4, 2011 and May 4, 2016. In each case,
                                         the repurchase price payable will be equal to the Accreted
                                         Value plus accrued and unpaid cash interest, if any, on
                                         such repurchase date. We may choose to pay the repurchase
                                         price in cash or shares of our CD common stock or a
                                         combination of cash and shares of our CD common stock. If
                                         we elect to pay the repurchase price in shares of our CD
                                         common stock or a combination of cash and shares of our CD common stock, we must notify holders not less than 20 days prior to the repurchase date. The shares of our CD common
                                         stock will be valued at 100% of the average closing sales
                                         price for five trading days ending on the third day prior
                                         to the repurchase date.

Tax Event..............................  We can elect to pay cash interest on the debentures upon the occurrence of a Tax Event from and after the date a
                                         Tax Event occurs instead of accruing any interest payable
                                         pursuant to an interest adjustment.

Change in Control......................  If we undergo a change in control, you will have the option to require us to repurchase your debentures for
                                         cash. We will pay a repurchase price equal to the Accreted
                                         Value plus accrued and unpaid cash interest, if any, on
                                         the repurchase date, or, if we elected to pay cash
                                         interest on the debentures following a Tax Event, the
                                         restated principal amount, plus any accrued and unpaid
                                         cash interest through the repurchase date.

Events of Default......................  If there is an event of default on the debentures, an amount equal to the Accreted Value plus accrued and unpaid cash interest, if any, may be declared immediately due and payable. These amounts automatically become due and
                                         payable in some circumstances.

                                         The following are events of default with respect to the
                                         debentures:

                                             - our failure for 30 days to pay when due any cash
                                               interest on the debentures (after any interest
                                               adjustment or after our election to pay cash
                                               interest on the debentures following a Tax Event);

                                             - our failure to pay principal of the debentures (or,
                                             if we have elected to pay cash interest on the
                                               debentures following a Tax Event, the restated
                                               principal amount) and accrued interest (including
                                               any interest payable pursuant to an interest
                                               adjustment) at maturity, upon redemption, repurchase
                                               or following a change in control, when the same
                                               becomes due and payable;

                                             - our default under any of our other instruments of
                                               indebtedness with an outstanding principal amount of
                                               $50,000,000 or more, individually or in the
                                               aggregate, which has caused the holders of such
                                               indebtedness to declare such indebtedness due and
                                               payable prior to its stated maturity;

                                             - our default in the payment of principal or premium
                                               under any of our other instruments of indebtedness,
                                               which default is in an aggregate principal amount
                                               exceeding $50,000,000 and continues unremedied or
                                               unwaived for more than 30 business days;

                                             - our failure to comply with any of our covenants or
                                               agreements in the debentures or the Indenture for 60
                                               days after written notice by the Trustee or by the
                                               holders of at least 25% in aggregate principal
                                               amount of all outstanding debentures affected by
                                               that failure; and

                                             - some events involving bankruptcy, insolvency or
                                               reorganization of Cendant.

Tax....................................  Pursuant to the Indenture, for United States federal income tax purposes, each holder will treat the debentures as "contingent payment debt instruments" and be bound by
                                         our application of the Treasury regulations that govern
                                         contingent payment debt instruments, including our
                                         determination that the rate at which interest is deemed to accrue for United States federal income tax purposes is
                                         9.2%, which is the rate comparable to the rate at which we would borrow on a noncontingent, nonconvertible borrowing.
                                         Based on the agreement, (i) each holder is required to
                                         accrue interest on a constant yield to maturity basis at
                                         that rate, with the result that a holder will recognize
                                         taxable income significantly in excess of cash received
                                         while the debentures are outstanding and (ii) a holder
                                         will recognize ordinary income upon a conversion of a
                                         debenture into shares of our CD common stock equal to the
                                         excess, if any, between the value of the stock received on the conversion and the sum of the original purchase price
                                         of the holder's debenture and accrued but unpaid interest.

                                         The proper application of the regulations that govern
                                         contingent payment debt instruments to a holder of a
                                         debenture is uncertain in a number of respects, and if our treatment were successfully challenged by the Internal
                                         Revenue Service, it might be determined that, among other
                                         differences, a holder should have accrued interest income
                                         at a lower rate, should not have recognized income or gain upon the conversion, and should not have recognized
                                         ordinary income upon a taxable disposition of its
                                         debenture.

                                         EACH INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE
                                         FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF AN
                                         INVESTMENT IN THE DEBENTURES AND WHETHER AN INVESTMENT IN
                                         THE DEBENTURES IS ADVISABLE IN LIGHT OF THE AGREED UPON
                                         TAX TREATMENT AND THE INVESTOR'S PARTICULAR TAX SITUATION.

Use of Proceeds........................  We will not receive any of the proceeds from the sale by any selling securityholder of the debentures or shares of
                                         CD common stock offered under this prospectus.

Book Entry Form........................  The debentures were issued in book-entry form and are represented by permanent global certificates deposited
                                         with a custodian for and registered in the name of a
                                         nominee of The Depository Trust Company, commonly known as
                                         DTC, in New York, New York. Beneficial interests in any of the debentures are shown on, and transfers will be
                                         effected only through, records maintained by DTC and its
                                         direct and indirect participants and any such interest may not be exchanged for certificated debentures, except in
                                         limited circumstances.

Trading................................  The debentures issued in the initial private placement are eligible for trading in the PORTAL market. However,
                                         debentures sold using this prospectus will no longer be
                                         eligible for trading in the PORTAL market. Our CD common
                                         stock is traded on the New York Stock Exchange under the
                                         symbol "CD."

                                  RISK FACTORS

    An investment in the debentures or shares of CD common stock involves significant risks. You should carefully consider all the information in this prospectus. In particular, you should evaluate the specific risk factors set forth under "Risk Factors" beginning on page 10.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE ANY DEBENTURES OR SHARES OF CD COMMON STOCK.

WE HAVE HAD ACCOUNTING IRREGULARITIES AND RELATED LITIGATION AND GOVERNMENTAL
  INVESTIGATIONS.

    Cendant was created in December 1997, through the merger of HFS Incorporated into CUC International, Inc. with CUC surviving and changing its name to Cendant Corporation. On April 15, 1998, Cendant announced that in the course of transferring responsibility for Cendant's accounting functions from Cendant personnel associated with CUC prior to the merger to Cendant personnel associated with HFS before the merger and preparing for the report of first quarter 1998 financial results, Cendant discovered accounting irregularities in some of the CUC business units. As a result, Cendant, together with its counsel and assisted by auditors, immediately began an intensive investigation. As a result of the findings of the investigations, Cendant restated its previously reported financial results for 1997, 1996 and 1995 and the six months ended
June 30, 1998.

    Following the April 15, 1998 announcement of the discovery of accounting irregularities in the former business units of CUC, approximately 70 lawsuits claiming to be class actions, three lawsuits claiming to be brought derivatively on Cendant's behalf and several individual lawsuits and arbitration proceedings were commenced in various courts and other forums against Cendant and other defendants by or on behalf of persons claiming to be stockholders of Cendant and persons claiming to have purchased or otherwise acquired securities or options issued by CUC or Cendant between May 1995 and August 1998.

    The SEC and the United States Attorney for the District of New Jersey have conducted investigations relating to the matters referenced above. As a result of the findings from our internal investigations, we made all adjustments considered necessary by Cendant, which are reflected in its previously filed restated financial statements for the years ended December 31, 1997, 1996 and 1995 and for the six months ended June 30, 1998. On June 14, 2000, pursuant to an offer of settlement made by Cendant, the SEC issued an Order Instituting Public Administrative Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings and Imposing a Cease and Desist Order. In such Order, the SEC found that we had violated certain financial reporting provisions of the Exchange Act and ordered us to cease and desist from committing any future violations of such provisions. No financial penalties were imposed against us.

    On December 7, 1999, we announced that we had reached a preliminary agreement to settle the principal securities class action pending against Cendant in the U.S. District Court in Newark, New Jersey, brought on behalf of purchasers of all Cendant and CUC publicly traded securities, other than PRIDES, between May 1995 and August 1998. The PRIDES litigation had previously been settled through the issuance of rights. Under the settlement agreement, we would pay the class members approximately $2.85 billion in cash and 50% of any recovery we may obtain in connection with claims we have asserted against CUC's former public auditor. The definitive settlement document was approved by the U.S. District Court by order dated August 14, 2000. Certain parties in the class action have appealed various aspects of the District Court's orders approving the settlement. The U.S. Court of Appeals for the Third Circuit heard oral arguments for all appeals on May 22, 2001; the Court reserved its decision. The settlement agreement required us to post collateral in the form of credit facilities and/or surety bonds by November 13, 2000, which we have done.

    The settlement does not encompass all litigations asserting claims against us associated with the accounting irregularities. We do not believe that it is feasible to predict or determine the final outcome or resolution of these unresolved proceedings. An adverse outcome from such unresolved proceedings could be material with respect to earnings in any given reporting period. However, we do not believe that the impact of such unresolved proceedings should result in a material liability to us in relation to our financial position or liquidity.

AN ACTIVE TRADING MARKET FOR THE DEBENTURES MAY NOT DEVELOP.

    The debentures are a new issue of securities for which there currently is no active trading market. We cannot assure you that an active trading market for the debentures will develop or as to the liquidity or sustainability of any such market, the ability of the holders to sell their debentures or the price at which holders of the debentures will be able to sell their debentures. Future trading prices of the debentures will depend on many factors, including, among other things, prevailing interest rates, the market for similar securities, the price of our CD common stock, our performance and other factors.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE IN CONTROL PURCHASE OR THE PURCHASE AT THE OPTION OF THE HOLDER.

    On May 4, 2002, May 4, 2004, May 4, 2006, May 4, 2008, May 4, 2011 and
May 4, 2016, and upon the occurrence of a change in control of Cendant, holders of the debentures may require us to purchase their debentures. However, it is possible that we would not have sufficient funds at that time to make the required purchase of debentures. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, may not constitute a change in control under the Indenture. See "Description of Debentures--Repurchase Rights" and "--Change in Control."

OUR HOLDING COMPANY STRUCTURE RESULTS IN STRUCTURAL SUBORDINATION AND MAY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE DEBENTURES.

    The debentures are obligations exclusively of Cendant. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the debentures, depends upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us.

    Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the debentures or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations.

    Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the debentures to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

YOU SHOULD CONSIDER THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF OWNING THE DEBENTURES.

    While the proper tax treatment of a holder of the debentures is uncertain, we and each holder have agreed in the Indenture to treat the debentures as "contingent payment debt instruments" and to be bound by our application of the Treasury regulations that govern contingent payment debt instruments. Pursuant to this agreement, a holder is required to accrue interest on a constant yield to maturity basis at a rate comparable to the rate at which we would borrow in a noncontingent, nonconvertible borrowing (9.2%). A holder will recognize taxable income significantly in excess of cash received while the debentures are outstanding. In addition, under the Indenture, a holder will recognize ordinary income, if any, upon a sale, exchange, conversion or redemption of the debentures at a gain. See "Certain United States Federal Income Tax Consequences."

                                USE OF PROCEEDS

    We will not receive any of the proceeds from the sale by any selling securityholder of the debentures or the shares of CD common stock.

                                DIVIDEND POLICY

    We have never paid a cash dividend on our capital stock. We do not anticipate paying cash dividends on our capital stock in the foreseeable future and intend to retain all earnings to finance the operations and expansion of our business and to reduce debt. The payment of cash dividends in the future will depend on our earnings, financial condition and capital needs and on other factors deemed relevant by our board of directors at that time. For further information regarding our payment of dividends, see "Summary Comparison of Terms of Existing Common Stock with Terms of CD Common Stock and Move.com Common Stock" in our Proxy Statement, dated February 10, 2000, which is incorporated herein by reference.

                           DESCRIPTION OF DEBENTURES

    We issued the debentures under an indenture dated as of May 4, 2001, between us and The Bank of New York, as trustee. The terms of the debentures include those provided in the indenture and those provided in the registration rights agreement dated as of May 4, 2001, between us and Goldman, Sachs & Co.

    The following description is only a summary of the material provisions of the debentures, the indenture and the registration rights agreement. We urge you to read these documents in their entirety because they, and not this description, define your rights as holders of these debentures. You may request copies of these documents at our address set forth below under "Where You Can Find More Information."

    In this section, references to "Cendant", "we", "our" or "us" refer solely to Cendant Corporation and not its subsidiaries.

GENERAL

    The debentures are senior unsecured obligations of Cendant, are limited to an aggregate initial principal amount of $1,000,000,000, plus accrued interest pursuant to any interest adjustments. The debentures will mature on May 4, 2021. The debentures rank equally with all of our other unsecured and unsubordinated indebtedness.

    The debentures were initially offered at a price to investors of $1,000 per debenture. We will not pay interest on the debentures unless an upward interest adjustment becomes payable or we elect to do so following a Tax Event. The maturity value of each debenture may exceed $1,000 in the event an upward interest adjustment becomes payable on the debentures. The issue price represents a yield to maturity of 0% per annum unless an upward interest adjustment occurs. The debentures were issued only in denominations of $1,000 principal amount and multiples of $1,000 principal amount.

    You have the option to convert your debentures into shares of our CD common stock at a conversion rate of 39.0755 shares of CD common stock per debenture. This is equivalent to an initial conversion price of $25.59 per share of CD common stock. The conversion rate is subject to adjustment if certain events occur. Upon conversion, you will receive only shares of our CD common stock. You will not receive any cash payment for interest adjustments, if any, to the conversion date.

    Each holder has agreed in the Indenture, for United States federal income tax purposes, to treat the debentures as "contingent payment debt instruments" and to be bound by our application of the Treasury regulations that govern contingent payment debt instruments, including our determination that the rate at which interest will be deemed to accrue for United States federal income tax purposes will be 9.2%, which is the rate comparable to the rate at which we would borrow on a noncontingent, nonconvertible borrowing. Accordingly, each holder is required to accrue interest on a constant yield to maturity basis at that rate, with the result that a holder will recognize taxable income significantly in excess of cash received while the debentures are outstanding. In addition, a holder will recognize ordinary income upon a conversion of a debenture into shares of our CD common stock equal to the excess, if any, between the value of the shares received on the conversion and the sum of the original purchase price of the holder's debenture and accrued but unpaid interest. However, the proper application of the regulations that govern contingent payment debt instruments to a holder of a debenture is uncertain in a number of respects, and if our treatment were successfully challenged by the Internal Revenue Service, it might be determined that, among other differences, a holder should have accrued interest income at a lower rate, should not have recognized income or gain upon the conversion, and should not have recognized ordinary income upon a taxable disposition of its debenture.

    EACH INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE TAX TREATMENT OF AN INVESTMENT IN THE DEBENTURES AND WHETHER AN INVESTMENT IN THE DEBENTURES IS ADVISABLE IN LIGHT OF THE AGREED UPON TAX TREATMENT AND THE INVESTOR'S PARTICULAR TAX SITUATION.

INTEREST ADJUSTMENT

    The interest rate on the debentures is 0% per annum through May 4, 2004. If the average of the sale prices of our CD common stock is less than or equal to 60% of the initial conversion price of the debentures for any 20 out of the last 30 trading days ending five days prior to May 4, 2004, then the yield-to-maturity on the debentures will be subject to an upward interest adjustment for the subsequent six-month period equivalent to 7% per annum. After May 4, 2004, an upward interest adjustment equivalent to 7% per annum will be made each November 4 and May 4 for the subsequent six-month period if an upward interest adjustment is not already in effect and the price of our CD common stock is less than or equal to 60% of the Accreted Conversion Price of the debentures for 20 out of the last 30 trading days of the semi-annual period ending on the fifth day preceding each November 4 and May 4. If an upward interest adjustment is in effect for a particular semi-annual period, we will pay a portion of the interest adjustment as cash interest at a rate of 0.25% per annum (0.125% per semi-annual period) of the Accreted Value and the remaining interest will be accrued and payable at maturity. As a result, during any semi-annual period in which an upward interest adjustment is in effect, the debentures will accrete interest at a rate of 6 3/4% per annum. After May 4, 2004, if the average of the sale prices of our CD common stock is greater than 60% of the Accreted Conversion Price of the debentures for 20 out of the last 30 trading days of the semi-annual period ending on the fifth day preceding each November 4 and May 4, then the interest rate on the debentures for the subsequent six-month period will be 0% per annum.

    We will pay cash interest semi-annually on each November 4 or May 4, to the holders of record of the debentures on the record date. Cash interest will be determined on the basis of a 360-day year, consisting of twelve 30-day months.

    In the event of an upward interest adjustment, the debentures will accrete interest in an amount equal to the effective yield to maturity that results from the upward adjustment in the principal amount of the debentures and the maturity value of the debentures will exceed their initial maturity value of $1,000.

    The "sale price" of our CD common stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported on the New York Stock Exchange or, if our CD common stock is not listed on the New York Stock Exchange, then as reported by the Nasdaq system.

    In the event of any interest adjustment, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on our Web site or through such other public medium as we may use at that time.

TAX EVENT

    We have the option, under limited circumstances, to elect to pay cash interest at 7% per annum on the debentures from and after the date a Tax Event (as defined below) occurs instead of accruing interest pursuant to an upward interest adjustment. If we elect this option, interest will be based on a 360-day year comprised of twelve 30-day months. Interest will accrue from our option exercise date and will be payable semi-annually on November 4 and May 4.

    The term "Tax Event" means the receipt by us of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that as a result of:

    - any amendment to or change (including any announced prospective change (which will not include a proposed change), provided that a tax event will not occur more than 90 days before the effective date of any prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of the United States or any political subdivision; or

    - any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"); or

    - any amendment to or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of original issuance of the debenture;

there is more than an insubstantial risk that interest, including original issue discount, on the Debenture either:

    (1) would not be deductible on a current accrual basis; or

    (2) would not be deductible under any other method, in whole or in part, by us for United States federal income tax purposes.

INTEREST

    We will not pay cash interest on the debentures unless there is an upward interest adjustment or we elect to do so following a Tax Event. Interest will be based on a 360-day year comprised of twelve 30-day months, and will be payable semi-annually on November 4 and May 4. Cash interest as a result of an upward interest adjustment will be paid at the rate of 0.25% per annum (0.125% per semi-annual period). Cash interest following a Tax Event and our election to pay the interest in cash will be paid at a rate of 7% per annum on the debentures during any period in which an upward interest adjustment is in effect. The record date for the payment of cash interest to holders will be October 4 and April 4 of each year. We will give notice to the holders of the debentures, no later than 30 days prior to each record date, of the amount of cash interest to be paid as of the next interest payment date. We will pay interest on the debentures by check mailed to the address of the registered holders of the debentures as of the record date relating to each interest payment date.

    You should be aware that interest that accrues for the period you hold the debentures must be included in your gross income for United States federal income tax purposes in accordance with the Treasury regulations that govern debt instruments providing for contingent payments. For more information, see the discussion below in the section captioned "Certain United States Federal Income Tax Consequences."

REDEMPTION RIGHTS

    We must repay the debentures at their stated maturity on May 4, 2021, unless earlier redeemed. The circumstances in which we may, or we are required to, redeem the debentures prior to their stated maturity are described below.

    We have the right to redeem the debentures in whole or in part, at any time or from time to time, on or after May 4, 2004 upon 15 to 60 days' notice by mail, for a cash price equal to the Accreted Value plus accrued and unpaid cash interest, if any, up to the redemption date.

    If we decide to redeem fewer than all of the outstanding debentures, the Trustee will select the debentures to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate.

    If we have previously exercised our option to pay cash interest instead of accruing interest on the debentures following a Tax Event, the redemption price will be equal to the restated principal amount plus the accrued and unpaid interest that accrued from the date we exercise our option through the redemption date. See "--Tax Event."

    If the Trustee selects a portion of your debenture for partial redemption and you convert a portion of the same debenture, the converted portion will be deemed to be from the portion selected for redemption. Each debenture will be redeemed in whole.

    In the event of any redemption in part, we will not be required to:

    - issue, register the transfer of or exchange any debenture during a period beginning at the opening of business 15 days before any selection of debentures for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of debentures to be so redeemed, and

    - register the transfer of or exchange any debenture so selected for redemption, in whole or in part, except the unredeemed portion of any debenture being redeemed in part.

CONVERSION RIGHTS

    Subject to the conditions described below, holders may convert their debentures into shares of our CD common stock at a conversion ratio of
39.0755 shares of CD common stock per $1,000 principal amount at maturity of debentures (equivalent to an initial conversion price of $25.59 per share of CD common stock). The conversion ratio and the equivalent conversion price in effect at any given time are referred to in this prospectus as the applicable conversion ratio and the applicable conversion price, respectively, and will be subject to adjustment as described below. If a debenture has been called for redemption, holders will be entitled to convert the debenture from the date of notice of the redemption until the close of business on the business day immediately preceding the date of redemption. A holder may convert fewer than all of such holder's debentures so long as the debentures converted are an integral multiple of $1,000 principal amount.

    Holders may surrender their debentures for conversion into shares of our CD common stock prior to stated maturity if any of the following conditions is satisfied:

    - during any conversion period (as defined below) if the closing sale price of our CD common stock for at least 20 trading days in the 30 trading day period ending on the first day of such conversion period is more than 110% of the accreted conversion price per share of the CD common stock on the first day of the conversion period;

    - during the five business day period following any 20 consecutive trading-day period in which the average of the trading prices (as defined below) for a debenture was less than 95% of the average closing sales price of CD common stock multiplied by the number of shares into which such debenture is convertible for that period;

    - if we have called the debentures for redemption;

    - during such period, if any, that the credit rating assigned to the debentures by both Moody's and Standard & Poor's is below a specified level, or if neither rating agency is rating the debentures; and

    - upon the occurrence of specified corporate transactions.

    CONVERSION UPON SATISFACTION OF MARKET PRICE CONDITION

    A holder may surrender any of its debentures for conversion into shares of our CD common stock during any conversion period if the closing sale prices of shares of our CD common stock on the principal national securities exchange on which our CD common stock is listed, for a period of at least 20 trading days in the period of 30 consecutive trading days ending on the first day of such conversion period, is more than 110% of the Accreted Conversion Price per share of CD common stock on the first day of the conversion period. The Accreted Conversion Price per share of CD common stock as of any day will equal the Accreted Value of the debentures divided by the number of shares of CD common stock issuable upon conversion of such debenture on that day. A conversion period will be the period from and including the twelfth trading day in a fiscal quarter to but not including the twelfth trading day in the immediately following fiscal quarter.

    The conversion agent, which is The Bank of New York, will, on our behalf, determine daily if the debentures are convertible as a result of the market price of our CD common stock and notify us and the Trustee.

    CONVERSION UPON SATISFACTION OF TRADING PRICE CONDITION

    A holder may surrender any of its debentures for conversion into shares of our CD common stock during the five business day period following any 20 consecutive trading-day period in which the average of the trading prices for a debenture was less than 95% of the average closing sales price of our CD common stock multiplied by the number of shares into which such debenture is convertible for that period. The "trading price" of the debentures on any date of determination means the average of the secondary market bid quotations per debenture obtained by The Bank of New York for $10,000,000 principal amount at maturity of the debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if at least three such bids cannot reasonably be obtained by The Bank of New York, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by The Bank of New York, this one bid shall be used. If The Bank of New York cannot reasonably obtain at least one bid for $10,000,000 principal amount at maturity of the debentures from a nationally recognized securities dealer or in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the debentures, then the trading price of the debentures will equal (a) the then-applicable conversion rate of the debentures multiplied by (b) the closing price on the New York Stock Exchange of our CD common stock on such determination date. A conversion period will be the five trading days following the 20th consecutive trading day on which the average of the trading prices of a debenture was less than 95% of the average closing sales price of CD common stock multiplied by the number of shares into which such debenture is convertible for that period.

    CONVERSION UPON NOTICE OF REDEMPTION

    A holder may surrender for conversion any of the debentures called for redemption at any time prior to the close of business one business day prior to the redemption date, even if it is not otherwise convertible at such time. If a holder has already delivered a purchase notice or a change in control purchase notice with respect to a debenture, however, the holder may not surrender that debentures for conversion until the holder has withdrawn the notice in accordance with the Indenture.

    CONVERSION UPON CREDIT RATING EVENT

    A holder may surrender any of its debentures for conversion during any period in which the credit rating assigned to the debentures by both Moody's and Standard & Poor's is below Baa3 or BBB-, respectively, if the credit rating assigned to the debentures is suspended or withdrawn by both such rating agencies or if neither rating agency is rating the debentures.

    CONVERSION UPON SPECIFIED CORPORATE TRANSACTIONS

    Even if the market price condition described above has not occurred, if we elect to:

       - distribute to all holders of our CD common stock certain rights entitling them to purchase, for a period expiring within 60 days, shares of our CD common stock at less than the quoted price at the time, or

       - distribute to all holders of our CD common stock our assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing price of our CD common stock on the day preceding the declaration date for such distribution, except in relation to any distribution of assets, debt securities or rights to purchase securities of Cendant Membership Services, Inc. or successor to Cendant Membership Services, Inc.'s business, we must notify the holders of debentures at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their debentures for conversion at any time until the earlier of close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. No adjustment to the ability of a holder to convert will be made if the holder will otherwise participate in the distribution without conversion.

    In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our CD common stock would be converted into cash, securities or other property, a holder may surrender debentures for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction. If we are a party to a consolidation, merger or binding share exchange pursuant to which our CD common stock are converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a debenture into shares of our CD common stock will be changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its debentures immediately prior to the transaction. If the transaction also constitutes a "change in control," as defined below, the holder can require us to purchase all or a portion of its debentures as described under "--Change in Control."

    The conversion agent, which is The Bank of New York, will on our behalf determine at the end of each quarter if the debentures are convertible and notify us and the Trustee.

    The initial conversion rate is 39.0755 shares of CD common stock for each debenture. This is equivalent to an initial conversion price of $25.59 per share of CD common stock based on the issue price of the debentures. You will not receive any cash payment representing accrued interest upon conversion of a debenture. Instead, upon conversion we will deliver to you a fixed number of shares of our CD common stock and any cash payment to account for fractional shares. The cash payment for fractional shares will be based on the closing price of our CD common stock on the trading day immediately prior to the conversion date. Delivery of shares of CD common stock will be deemed to satisfy our obligation to pay the principal amount of the debentures, including accrued interest. Accrued interest will be deemed paid in full rather than canceled, extinguished or forfeited. We will not adjust the conversion ratio to account for the accrued interest.

    If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice, together, if the debentures are in certificated form, with the certificated security, to the conversion agent who will, on your behalf, convert the debentures into shares of our CD common stock. You may obtain copies of the required form of the conversion notice from the conversion agent.

    Based on our treatment of the debentures for United States federal income tax purposes, as discussed above, a holder would be required to recognize ordinary income upon a conversion of a debenture into shares of our CD common stock equal to the excess, if any, between the value of the stock received on the conversion and the sum of the original purchase price of the holder's debenture and accrued but unpaid interest. For a more detailed discussion, see "Certain United States Federal Income Tax Consequences."

    The conversion rate will be subject to adjustment upon the following events:

    - the payment of dividends and other distributions payable exclusively in shares of our CD common stock on our CD common stock;

    - the issuance to all holders of our CD common stock of rights or warrants that allow the holders to purchase shares of our CD common stock at less than the current market price; provided that no adjustment will be made if holders of the debentures may participate in the transaction on a basis and with notice that our board of directors determines to be fair and appropriate or in some other cases;

    - subdivisions or combinations of our CD common stock;

    - the payment of dividends and other distributions to all holders of our CD common stock consisting of our debt, securities or assets or certain rights to purchase our securities, except for those rights or warrants referred to in the second bullet clause above and dividend and other distributions paid exclusively in cash, and excluding cash dividends or other cash distributions from current or retained earnings unless the annualized amount thereof per share exceeds 10% of the closing price of the shares of CD common stock on the day preceding the date of the declaration of such dividend or distribution, provided that no adjustment will be made if all holders of the debenture may participate in the transactions;

    - the payment to holders of our CD common stock in respect of a tender or exchange offer, other than an odd-lot offer, by us or any of our subsidiaries for our CD common stock to the extent that the offer involves aggregate consideration that, together with (1) any cash and the fair market value of any other consideration payable in respect of any tender offer by us or any of our subsidiaries for shares of our CD common stock consummated within the preceding 12 months not triggering a conversion price adjustment and (2) all-cash distributions to all or substantially all stockholders made within the preceding 12 months not triggering a conversion price adjustment, exceeds an amount equal to 10% of the market capitalization of our CD common stock on the expiration date of the tender offer; and

    - the distribution to all or substantially all stockholders of all-cash distributions in an aggregate amount that, together with (1) any cash and the fair market value of any other consideration payable in respect of any tender offer by us or any of our subsidiaries for shares of our CD common stock consummated within the preceding 12 months not triggering a conversion price adjustment and (2) all other all-cash distributions to all or substantially all stockholders made within the preceding 12 months not triggering a conversion price adjustment, exceeds an amount equal to 10% of the market capitalization of our CD common stock on the business day immediately preceding the day on which we declare the distribution.

    In the event that we distribute shares of capital stock of a subsidiary of ours, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our CD common stock, in each case over a measurement period following the distribution.

    In the event we elect to make a distribution described in the second or fourth bullet above which, in the case of the fourth bullet, has a per share value equal to more than 10% of the sale price of our shares of CD common stock on the day preceding the declaration date for such distribution, except in relation to any distribution of assets, debt securities or rights to purchase securities of Cendant Membership Services, Inc. or successor to Cendant Membership Services Inc.'s business, we will be required to give notice to the holders of the debentures at least 20 days prior to the ex-dividend date for such distribution and, upon the giving of such notice, the debentures may be surrendered for conversion at any time until the close of business on the business day prior to the ex-dividend date or until we announce that such distribution will not take place. No adjustment to the conversion rate or the ability of a holder of a debenture to convert will be made if the holder will otherwise participate in the distribution without conversion or in certain other cases.

    If we were to adopt a stockholders rights plan under which we issue rights providing that each share of shares of our CD common stock issued upon conversion of the debenture at any time prior to the distribution of separate certificates representing the rights will be entitled to receive the rights, there shall not be any adjustment to the conversion rate as a result of:

    - the issuance of the rights;

    - the distribution of separate certificates representing the rights;

    - the exercise or redemption of the rights in accordance with any rights agreement; or

    - the termination or invalidation of the rights.

    The applicable conversion price will not be adjusted:

    - upon the issuance of any shares of our CD common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Cendant and the investment of additional optional amounts in shares of CD common stock under any plan;

    - upon the issuance of any shares of our CD common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of Cendant; or

    - upon the issuance of any shares of our CD common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the debentures were first issued.

    We may increase the conversion rate as permitted by law for at least
20 days, so long as the increase is irrevocable during the period. No adjustment in the applicable conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the applicable conversion price. If the adjustment is not made because the adjustment does not change the applicable conversion price by more than 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. Except as specifically described above, the applicable conversion price will not be subject to adjustment in the case of the issuance of any of CD common stock, or securities convertible into or exchangeable for CD common stock.

    If a holder submits its debenture for conversion after we have elected to exercise our option to pay cash interest instead of accruing interest following a Tax Event or if we are required to make a cash payment pursuant to an upward interest adjustment, between a record date and the opening of business on the next interest payment date (except for debentures or portions of debentures called for redemption on a redemption date occurring during the period from the close of business on a record date and ending on the opening of business on the first business day after the next interest payment date, or if this interest payment date is not a business day, the second business day after the interest payment date), such holder must pay funds equal to the interest payable on the converted principal amount.

REPURCHASE RIGHTS

    Holders have the right to require us to repurchase the debentures on May 4, 2002, May 4, 2004, May 4, 2006, May 4, 2008, May 4, 2011 and May 4, 2016. We
will be required to repurchase any outstanding debentures for which you deliver a written repurchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the relevant repurchase date until the close of business on the last day prior to the repurchase date. If the repurchase notice is given and withdrawn during the period, we will not be obligated to repurchase the related debentures. Our repurchase obligation will be subject to some additional conditions. Also, our ability to satisfy our repurchase obligations may be affected by the factors described in "Risk Factors" under the caption "We may not have the ability to raise the funds necessary to finance the change in control purchase or the purchase at the option of the holder."

    The repurchase price payable will be equal to the Accreted Value plus accrued and unpaid cash interest, if any, on such repurchase date.

    We may choose to pay the repurchase price in cash or shares of our CD common stock or a combination of cash and shares of our CD common stock. For a discussion of the tax treatment of a holder receiving cash, shares of our CD common stock or any combination thereof, see "Certain United States Federal Income Tax Consequences."

    If we have previously exercised our option to pay cash interest instead of accruing interest on the debentures following a Tax Event, the repurchase price will be equal to the restated principal amount plus the accrued and unpaid interest that accrued from the date we exercise our option through the repurchase date. See "--Tax Event."

    If we choose to pay the repurchase price in whole or in part in shares of our CD common stock or a combination of cash and shares of our CD common stock, we will be required to give notice on a date not less than 20 business days prior to each repurchase date to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law (i.e. if no notice is given, we will pay the repurchase price with cash), stating, among other things:

    - whether we will pay the repurchase price of the debentures in cash, in shares of our CD common stock, or any combination thereof, specifying the percentages of each;

    - if we elect to pay with shares of our CD common stock, the method of calculating the price of our CD common stock; and

    - the procedures that holders must follow to require us to repurchase their debentures.

    If we pay with shares of our CD common stock, they will be valued at 100% of the average closing sales price for the five trading days ending on the third day prior to repurchase.

    Simultaneously with such notice of repurchase, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on our Web site or through such other public medium as we may use at that time.

    A holder's notice electing to require us to repurchase such holder's debentures must state:

    - if certificated debentures have been issued, the debentures certificate numbers, or if not certificated, your notice must comply with appropriate DTC procedures;

    - the portion of the principal amount of debentures to be repurchased, in multiples of $1,000;

    - that the debentures are to be repurchased by us pursuant to the applicable provisions of the debentures; and

    - in the event we elect, pursuant to the notice that we are required to give, to pay the repurchase price in shares of our CD common stock, in whole or in part, but the repurchase price is ultimately to be paid to the holder entirely in cash because any of the conditions to payment of the repurchase price or portion of the repurchase price in shares of our CD common stock is not satisfied prior to the close of business on the last day prior to the repurchase date, as described below, whether the holder elects:

       (1) to withdraw the repurchase notice as to some or all of the debentures to which it relates, or

       (2) to receive cash in respect of the entire repurchase price for all debentures or portions of debentures subject to the repurchase notice.

    If the holder fails to indicate the holder's choice with respect to the election described in the final bullet point above, the holder will be deemed to have elected to receive cash in respect of the entire repurchase price for all debentures subject to the repurchase notice in these circumstances. For a discussion of the tax treatment of a holder receiving cash instead of shares of our CD common stock, see "Certain United States Federal Income Tax Consequences."

    You may withdraw any repurchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the last day prior to the repurchase date. The notice of withdrawal must state:

    - the principal amount of the withdrawn debentures;

    - if certificated debentures have been issued, the certificate numbers of the withdrawn debentures, or if not certificated, your notice must comply with appropriate DTC procedures; and

    - the principal amount, if any, which remains subject to the repurchase notice.

    If we elect to pay the repurchase price, in whole or in part, in shares of our CD common stock, the number of shares to be delivered by us will be equal to the portion of the repurchase price to be paid in shares of our CD common stock divided by the market price of one share of our CD common stock as determined by us in our repurchase notice. We will pay cash based on the market price for all fractional shares.

    The "market price" means the average of the sale prices of our CD common stock for the five trading day period ending on the third business day prior to the applicable repurchase date (if the third business day prior to the applicable repurchase date is a trading day, or if not, then on the last trading day prior to the third business day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the five trading day period and ending on the repurchase date, of some events that would result in an adjustment of the conversion rate with respect to our CD common stock.

    The "sale price" of our CD common stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which our CD common stock is traded or, if our CD common stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq system.

    Because the market price of our CD common stock is determined prior to the applicable repurchase date, holders of debentures bear the market risk with respect to the value of our CD common stock to be received from the date the market price is determined to the repurchase date. We may pay the repurchase price or any portion of the repurchase price in shares of our CD common stock only if the information necessary to calculate the market price is published in a daily newspaper of national circulation.

    Upon determination of the actual number of shares of our CD common stock to be paid upon redemption of the debentures, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on our Web site or through such other public medium as we may use at that time.

    A holder must either effect book-entry transfer or deliver the debentures, together with necessary endorsements, to the office of the paying agent after delivery of the repurchase notice to receive payment of the repurchase price. You will receive payment on the repurchase date or the time of book-entry transfer or the delivery of the debentures. If the paying agent holds money or securities sufficient to pay the repurchase price of the debentures on the business day following the repurchase date, then:

    - the debentures will cease to be outstanding;

    - interest, including any interest payable pursuant to an interest adjustment (including any cash interest) will cease to accrue; and

    - all other rights of the holder will terminate.

    This will be the case whether or not book-entry transfer of the debentures is made or whether or not the debenture is delivered to the paying agent.

    We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act which may be applicable at the time. We will file Schedule TO or any other schedule required in connection with any offer by us to repurchase the debentures at your option.

RANKING

    The debentures constitute senior debt, rank equally with all of our existing and future unsecured and unsubordinated debt, and will rank senior to any future subordinated indebtedness.

    We currently conduct substantially all our operations through our subsidiaries, and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debentures. In addition, holders of the debentures will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings. At March 31, 2001, our subsidiaries had $10.5 billion of indebtedness and $375 million of mandatorily redeemable preferred securities outstanding, to which the debentures would have been structurally subordinated.

CHANGE IN CONTROL

    If a Change in Control as defined below occurs, a holder of debentures will have the right, at its option, to require us to repurchase all of its debentures not previously called for redemption, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000. The price we are required to pay is equal to the Accreted Value plus accrued and unpaid cash interest, if any, on the repurchase date.

    Within 30 days after the occurrence of a Change in Control, we are obligated to give to the holders of the debentures notice of the Change in Control and of the repurchase right arising as a result of the Change in Control. We must also deliver a copy of this notice to the Trustee. To exercise the repurchase right, a holder of the debentures must deliver on or before the 30th day after the date of our notice irrevocable written notice to the Trustee of the holder's exercise of its repurchase right, together with the debentures with respect to which the right is being exercised. We are required to repurchase the debentures on the date that is 45 days after the date of our notice.

    A Change in Control will be deemed to have occurred at the time after the debentures are originally issued that any of the following occurs:

        (1) any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock that is entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans; or

        (2) we merge or consolidate with or into any other person, any merger of another person into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person, other than any transaction:

    - that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock, or

    - pursuant to which the holders of our CD common stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or

    - which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our CD common stock solely into shares of our CD common stock of the surviving entity.

    However, a Change in Control will not be deemed to have occurred if either

        (A) the closing price per share of our CD common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of capital stock, or the period of 10 consecutive trading days ending immediately before the Change in Control, in the case of Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price of the debentures in effect on each of those trading days or (B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change in Control under clause (1) and/or clause (2) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the debentures become convertible into such CD common stock.

    For purposes of these provisions:

       - the conversion price is equal to $1,000 divided by the conversion rate;

       - whether a person is a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act; and

       - "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

    Rule 13e-4 under the Exchange Act requires the dissemination of prescribed information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to the holders of debentures. We will comply with this rule to the extent it applies at that time.

    The definition of Change in Control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of debentures to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

    The foregoing provisions would not necessarily provide the holders of debentures with protection if we are involved in a highly leveraged or other transaction that may adversely affect the holders.

    If a Change in Control were to occur, we may not have enough funds to pay the Change in Control repurchase price. See "Risk Factors" under the caption "We may not have the ability to raise the funds necessary to finance the change in control purchase or the purchase at the option of the holder." In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting its holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specified dates. If we fail to repurchase the debentures when required following a Change in Control, we will be in default under the Indenture whether or not repurchase is permitted by the related subordination provisions.

MERGER AND SALES OF ASSETS BY CENDANT

    We may not (1) consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into us or
(3) permit any person to convey, transfer, sell or lease that person's properties and assets substantially as an entirety to us unless:

    - in the case of (1) and (2) above, the person formed by the consolidation or into which we are merged or the person to which our properties and assets are so conveyed, transferred, sold or leased, shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any State within the United States or the District of Columbia and, if we are not the surviving person, the surviving person assumes the payment of the principal of, premium, if any, and interest on the debentures and the performance of our other covenants under the Indenture, and

    - in all cases, immediately after giving effect to the transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing.

EVENTS OF DEFAULT

    The following are Events of Default with respect to the debentures:

    - default for 30 days in payment of any interest installment due and payable on the debentures (after any interest adjustment or any election by us to pay cash interest on the debentures following a Tax Event);

    - default in payment of principal of the debentures (or, if we have elected to pay cash interest on the debentures following a Tax Event, the restated principal amount) and accrued interest (including any interest payable pursuant to an interest adjustment) at maturity, upon redemption, repurchase or following a Change in Control, when the same becomes due and payable;

    - default by us under any instrument or instruments under which there is or may be secured or evidenced any of our indebtedness (other than the debentures) having an outstanding principal amount of $50,000,000 (or its equivalent in any other currency or currencies) or more, individually or in the aggregate, that has caused the holders thereof to declare such indebtedness to be due and payable prior to its stated maturity, unless such declaration has been rescinded within 30 days;

    - default in the payment of the principal or premium, if any, of any bond, debenture, note or other evidence of our indebtedness, in each case for money borrowed, or in the payment of principal or premium, if any, under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of ours for money borrowed, which default for payment of principal or premium, if any, is in an aggregate principal amount exceeding $50,000,000 (or its equivalent in any other currency or currencies) when such indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue unremedied or unwaived for more than 30 business days after the expiration of any grace period or extension of the time for payment applicable thereto;

    - default in our performance of any other covenants or agreements in respect of the debentures contained in the Indenture or the debentures for 60 days after written notice to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the debentures then outstanding; and

    - certain events of bankruptcy, insolvency and reorganization.

    The Indenture requires that we file annually with the Trustee a certificate describing any Default by us in the performance of any conditions or covenants that has occurred under the Indenture and its status. We must give the Trustee written notice within 30 days of any Default under the Indenture that could mature into an Event of Default described in the fourth or fifth clause above.

    The Indenture provides that if an Event of Default occurs and is continuing with respect to the debentures, either the Trustee or the registered holders of at least 25% in aggregate principal amount of the debentures may declare the Accreted Value plus accrued and unpaid cash interest, if any, on the debentures to be due and payable immediately. If an Event of Default relating to some events or bankruptcy, insolvency or reorganization occurs, the issue price plus accrued interest on the debentures will become immediately due and payable without any action on the part of the Trustee or any holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all Events of Default with respect to the debentures have been cured (other than the nonpayment of principal of the debentures which has become due solely by reason of the declaration of acceleration) then the declaration of acceleration shall be automatically annulled and rescinded.

    A holder of debentures may pursue any remedy under the Indenture only if:

    - the holder gives the Trustee written notice of a continuing event of default for the debentures;

    - the holders of at least 25% in principal amount of the outstanding debentures make a written request to the Trustee to pursue the remedy;

    - the holder offers to the Trustee indemnity reasonably satisfactory to the Trustee;

    - the Trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

    - during that 60-day period, the holders of a majority in principal amount of the debentures do not give the Trustee a direction inconsistent with the request.

    This provision does not, however, affect the right of a holder of debentures to sue for enforcement of payment of the principal of or interest, including liquidated damages, on the holder's debenture on or after the respective due dates expressed in its debenture or the holder's right to convert its debenture in accordance with the Indenture.

    The Trustee is entitled under the Indenture, subject to the duty of the Trustee during a Default to act with the required standard of care, to be indemnified before proceeding to exercise any right or power under the Indenture at the direction of the registered holders of the debentures or which requires the Trustee to expend or risk its own funds or otherwise incur any financial liability. The Indenture also provides that the registered holders of a majority in principal amount of the outstanding debentures (or of all debt securities affected, voting as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any such direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other registered holders of that series of debt securities, or would involve the Trustee in personal liability.

    The Indenture provides that while the Trustee generally must mail notice of a Default or Event of Default to the registered holders of the debt securities of any series issued under the Indenture within 90 days of occurrence, the Trustee may withhold notice of any Default or Event of Default (except in payment on the debt securities) if the Trustee in good faith determines that the withholding of such notice is in the interest of the registered holders of that series of debt securities.

MODIFICATION AND WAIVER

    We may amend or supplement the Indenture if the holders of a majority in principal amount of the debentures consent to it. Without the consent of the holder of each debenture, however, no modification may:

    - reduce the amount of debentures whose holders must consent to an amendment, supplement or waiver;

    - reduce the rate or accrual of interest or change the time for payment of interest on the debentures;

    - reduce the value of our CD common stock to which reference is made in determining whether an interest adjustment will be made on the debentures, or change the method by which this value is calculated;

    - reduce the issue price, the principal or the principal amount of the debentures or change its stated maturity;

    - reduce the redemption or repurchase price of the debentures or change the time at which the debentures may or must be redeemed or repurchased;

    - make payments on the debentures payable in currency other than as originally stated in the debentures;

    - impair the holder's right to institute suit for the enforcement of any payment on the debentures;

    - make any change in the percentage of principal amount of debentures necessary to waive compliance with some provisions of the Indenture or to make any change in this provision for modification;

    - waive a continuing default or event of default regarding any payment on the debentures; or

    - adversely affect the conversion or repurchase provisions of the debentures.

    We may amend or supplement the Indenture or waive any provision of it without the consent of any holders of debentures in some circumstances, including:

    - to cure any ambiguity, omission, defect or inconsistency;

    - to provide for the assumption of our obligations under the Indenture by a successor upon any merger, consolidation or asset transfer permitted under the Indenture;

    - to provide for uncertificated debentures in addition to or in place of certificated debentures or to provide for bearer debentures;

    - to provide any security for or guarantees of the debentures;

    - to comply with any requirement to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939;

    - to add covenants that would benefit the holders of debentures or to surrender any rights we have under the Indenture;

    - to add events of default with respect to the debentures; or

    - to make any change that does not adversely affect any outstanding debentures of any series in any material respect.

    The holders of a majority in principal amount of the outstanding debentures may waive any existing or past default or Event of Default. Those holders may not, however, waive any default or event of default in any payment on any debenture or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

REGISTRATION RIGHTS

    We entered into a registration rights agreement with the initial purchaser of the debentures. If you sell the debentures or shares of CD common stock issued upon conversion of the debentures under this registration statement, you generally will be required to be named as a selling securityholder in this prospectus, deliver this prospectus to purchasers and be bound by applicable provisions of the registration rights agreement, including some indemnification provisions.

    In the registration rights agreement we agreed to file a registration statement that includes this prospectus with the Commission by August 2, 2001. We agreed to use our reasonable best efforts to cause this registration statement to become effective as promptly as practicable, but before October 31, 2001. We agreed to keep this registration statement effective until the earliest of (i) two years after the filing date, (ii) the date when all of the securities registered under this registration statement are sold or (iii) the period applicable to the debentures and underlying shares of CD common stock held by non-affiliates under Rule 144(k) under the Securities Act expires. We may suspend the use of this prospectus under limited circumstances, including pending corporate developments or public filings with the Commission, for a period not to exceed 45 days in any 90-day period and 90 days in any 360-day period. We also agreed to pay liquidated damages to holders of the debentures and shares of CD common stock issued upon conversion of the debentures if the registration statement is not timely filed or made effective or if the prospectus is not available for periods in excess of those permitted above. You should refer to the registration rights agreement for a description of those liquidated damages.

CALCULATIONS IN RESPECT OF DEBENTURES

    We are responsible for making all calculations called for under the debentures. These calculations include, but are not limited to, determinations of the market prices of the debentures and of shares of our CD common stock, accrued interest payable on the debentures, the Accreted Value of the debentures and the Accreted Conversion Price of the debentures. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of debentures. We will provide a schedule of our calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of our calculations without independent verification. The Trustee will forward our calculations to any holder of debentures upon the request of that holder.

LIMITATIONS OF CLAIMS IN BANKRUPTCY

    If a bankruptcy proceeding is commenced in respect of Cendant Corporation, the claim of a holder of debentures is, under Title 11 of the United States Code, limited to the issue price of the debentures plus accrued interest from the date of issue to the commencement of the proceeding.

GOVERNING LAW

    The Indenture and the debentures are governed by, and will be construed in accordance with, the law of the State of New York.

TRUSTEE

    The Bank of New York is the Trustee, registrar, conversion agent and paying agent.

    If an Event of Default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of any debentures only after those holders have offered the Trustee indemnity reasonably satisfactory to it.

    If the Trustee becomes one of our creditors, it will be subject to limitations in the Indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

    The debentures were originally issued in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debentures. We may, however, require the payment of any tax or other governmental charge payable for that registration.

    debentures will be exchangeable for other debentures, for the same total principal amount and for the same terms but in different authorized denominations in accordance with the Indenture.

Holders may present debentures for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

    We have appointed the Trustee as security registrar for the debentures. We may at any time rescind that designation or approve a change in the location through which any registrar acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional registrars for the debentures.

    In the case of any redemption, the security registrar will not be required to register the transfer or exchange of any debentures either:

    - during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of the notice, or

    - if the debentures have been called for redemption in whole or in part, except the unredeemed portion of any debentures being redeemed in part.

PAYMENT AND PAYING AGENTS

    Payments on the debentures will be made in U.S. dollars at the office of the Trustee. At our option, however, we may make payments by check mailed to the holder's registered address or, with respect to global debentures, by wire transfer. We will make interest payments to the person in whose name the debentures is registered at the close of business on the record date for the interest payment.

    The Trustee will be designated as our paying agent for payments on debentures. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

    Subject to the requirements of any applicable abandoned property laws, the Trustee and paying agent shall pay to us upon written request any money held by them for payments on the debentures that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the Trustee or paying agent with respect to that money will cease.

NOTICES

    Except as otherwise described herein, notice to registered holders of the debentures will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

REPLACEMENT OF DEBENTURES

    We will replace any debentures that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the Trustee of the mutilated debentures or evidence of the loss, theft or destruction satisfactory to us and the Trustee. In the case of a lost, stolen or destroyed debentures, indemnity satisfactory to the Trustee and us may be required at the expense of the holder of the debentures before a replacement note will be issued.

PAYMENT OF STAMP AND OTHER TAXES

    We will pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the debentures. We will not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority thereof or therein.

BOOK-ENTRY SYSTEM

    The debentures are represented by one or more global securities. Each global security was deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Except under circumstances described below, the debentures will not be issued in definitive form.

    Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the initial purchaser with the respective principal amounts of the debentures represented by the global security. Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons other than participants). The laws of some states require that some purchasers of securities take physical delivery of the securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

    So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debentures represented by that global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debentures represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of debentures in definitive form and will not be considered the owners or holders thereof under the Indenture. Principal and interest payments, if any, on debentures registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the relevant global security. Neither Cendant, the Trustee, any paying agent or the registrar for the debentures will have any responsibility or liability for any aspect of the records relating to nor payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

    We expect that DTC or its nominee, upon receipt of any payment of principal or interest, if any, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through these participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants.

    If DTC is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, we will issue debentures in definitive form in exchange for the entire global security for the debentures. In addition, we may at any time and in our sole discretion determine not to have the debentures represented by a global security and, in such event, will issue debentures in definitive form in exchange for the entire global security relating to the debentures. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debentures represented by the global security equal in principal amount to the beneficial interest and to have the debentures registered in its name. debentures so issued in definitive form will be issued as registered debentures in denominations of $1,000 and integral multiples thereof, unless otherwise specified by us.

                         DESCRIPTION OF CD COMMON STOCK

    The following description of Cendant's CD common stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions thereof set forth in our Amended and Restated Certificate of Incorporation (the "Certificate") and Amended and Restated By-laws (the "By-laws").

    We are authorized to issue up to 2,000,000,000 shares of CD common stock, par value $.01 per share. As of June 30, 2001, there were 857,074,916 shares of CD common stock outstanding.

GENERAL

    In March 2000, our outstanding common stock was reclassified as CD common stock, and we created a series of common stock designated as Move.com common stock. The Move.com common stock was designed to track the value of our Move.com Group, and the CD common stock represents our interests in the remainder of our business and our interest in Move.com Group. No shares of Move.com common stock are outstanding. For a description of the terms of our CD common stock, see "Summary Comparison of Terms of Existing Common Stock with Terms of CD Common Stock and Move.com Common Stock" in the Proxy Statement dated February 10, 2000, which is incorporated by reference herein.

    Subject to the rights of the holders of any shares of our preferred stock which may at the time be outstanding, holders of CD common stock are entitled to such dividends as the Board of Directors may declare out of funds legally available therefor. The holders of CD common stock will possess exclusive voting rights in us, except to the extent the Board of Directors specifies voting power with respect to any preferred stock issued. Except as hereinafter described, holders of CD common stock are entitled to one vote for each share of CD common stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of Cendant, the holders of CD common stock are entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any remaining assets of Cendant. Holders of the CD common stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of CD common stock sold hereunder will be fully paid and non-assessable upon issuance against full payment of the purchase price therefor. The CD common stock is listed on the New York Stock Exchange under the symbol "CD."

CERTAIN PROVISIONS

    The provisions of the Certificate and By-Laws which are summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

CLASSIFIED BOARD

    The Board of Directors is divided into three classes that are elected for staggered three-year terms. A director may be removed by the stockholders without cause only by the affirmative vote of the holders, voting as a single class, of 80% or more of the total number of votes entitled to be cast by all holders of the voting stock, which shall include all capital stock of Cendant which by its terms may vote on all matters submitted to stockholders of Cendant generally.

COMMITTEES OF THE BOARD OF DIRECTORS

    Pursuant to the Certificate, the Board of Directors' authority to designate committees shall be subject to the provisions of the By-Laws. The Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancy on the committee and to fill a vacant chairmanship of a committee occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise. Pursuant to the By-Laws, the Board of Directors shall have the following committees:

    EXECUTIVE COMMITTEE. An Executive Committee that shall consist of not less than three directors elected by a majority vote of the Board of Directors.

    COMPENSATION COMMITTEE. A Compensation Committee consisting of not less than three directors elected by a majority vote of the Board of Directors.

    AUDIT COMMITTEE. An Audit Committee consisting of not less than four directors elected by a majority vote of the Board of Directors.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

    Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of directors shall shorten the term of any incumbent director.

SPECIAL MEETINGS OF STOCKHOLDERS

    A special meeting of stockholders may be called only by the Chairman of the Board of Directors, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

QUORUM AT STOCKHOLDER MEETINGS

    The holders of one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum at all stockholder meetings.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    Stockholder action by written consent in lieu of a meeting is prohibited under the Certificate. As a result, stockholder action can be taken only at an annual or special meeting of stockholders. This prevents the holders of a majority of the outstanding voting stock of Cendant from using the written consent procedure to take stockholder action without giving all the stockholders of Cendant entitled to vote on a proposed action the opportunity to participate in determining the proposed action.

ADVANCE NOTICE OF STOCKHOLDER--PROPOSED BUSINESS AT ANNUAL MEETINGS

    The By-Laws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Cendant. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Cendant not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on Cendant's books, of the stockholder proposing such business, (iii) the class and number of shares of Cendant which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

    In addition, the By-Laws provide that for a stockholder to properly nominate a director at a meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of Cendant. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Cendant (i) in the case of an annual meeting, at least 90 days prior to the date of the last annual meeting of Cendant stockholders and (ii) with respect to a special meeting of stockholders, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Such stockholder's notice to the Secretary must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated,
(ii) a representation that the stockholder is holder of record of common stock and intends to appear in person or by proxy at the meeting to nominate each such nominee, (iii) a description of all arrangements between such stockholder and each nominee, (iv) such other information with respect to each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, and (v) the consent of each nominee to serve as director of the Company if so elected.

FAIR PRICE PROVISIONS

    Under the Delaware General Corporation Law and the Certificate, an agreement of merger, sale, lease or exchange of all or substantially all of Cendant's assets must be approved by the Board of Directors and adopted by the holders of a majority of the outstanding shares of stock entitled to vote thereon. However, the Certificate includes what generally is referred to as a "fair price provision," which requires the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of Cendant's directors, voting together as a single class, to approve certain business combination transactions (including certain mergers, recapitalization and the issuance or transfer of securities of Cendant or a subsidiary having an aggregate fair market value of $10 million or more) involving Cendant or a subsidiary and an owner or any affiliate of an owner of 5% or more of the outstanding shares of capital stock entitled to vote, unless either (i) such business combination is approved by a majority of disinterested directors, or (ii) the shareholders receive a "fair price" for their securities and certain other procedural requirements are met. The Certificate provides that this provision may not be repealed or amended in any respect except by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    This discussion describes the material United States federal income tax consequences to holders of debentures. It applies to you only if you hold your debentures as capital assets for United States federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

    - a dealer in securities or currencies,

    - a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

    - a bank,

    - a life insurance company,

    - a tax-exempt organization,

    - a person treated as a partnership for United States federal income tax purposes,

    - a person that owns debentures that are a hedge or that are hedged against interest rate risks,

    - a person that owns debentures as part of a straddle or conversion transaction for United States federal income tax purposes, or

    - a person whose functional currency for United States federal income tax purposes is not the U.S. dollar.

    The summary below does not address all of the tax consequences that may be relevant to a holder of the debentures. In particular, it does not address:

    - the U. S. federal estate, gift or alternative minimum tax consequences of the purchase, ownership or disposition of the debentures,

    - state, local or foreign tax consequences of the purchase, ownership or disposition of the debentures, or

    - federal (except in respect of Non-U.S. Holders (as defined below)), state, local or foreign tax consequences of owning or disposing of our CD common stock.

    Accordingly, you should consult your tax advisor regarding the tax consequences of purchasing, owning and disposing of the debentures and our CD common stock in light of your own circumstances.

    If a partnership holds the debentures, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the debentures, you should consult your tax advisors.

    This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

    No statutory, administrative or judicial authority directly addresses the treatment of the debentures or instruments similar to the debentures for United States federal income tax purposes. No rulings have been sought or are expected to be sought from the Internal Revenue Service (the "IRS") with respect to any of the United States federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. As a result, no assurance can be given that the IRS will agree with the tax characterizations and the tax consequences described below.

    We urge prospective investors to consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the debentures and shares of our CD common stock in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

CLASSIFICATION OF THE DEBENTURES

    Pursuant to the terms of the Indenture, each holder of the debentures agreed for United States federal income tax purposes, to treat the debentures as indebtedness for United States federal income tax purposes subject to the regulations governing contingent payment debt instruments and to be bound by our application of those regulations to the debentures, including our determination of the rate at which interest will be deemed to accrue on the debentures for United States federal income tax purposes. The remainder of this discussion assumes that the debentures will be treated in accordance with that agreement and our determinations. However, the proper application of the regulations governing contingent payment debt instruments to a holder of debentures is uncertain in a number of respects, and no assurance can be given that the IRS will not assert that the debentures should be treated differently or that such an assertion would not prevail. Such treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the debentures. In particular, it might be determined that a holder should have accrued interest income at a lower rate, should not have recognized income or gain upon the conversion, and should have recognized capital gain upon a taxable disposition of its debentures.

U.S. HOLDERS

    This discussion applies to U.S. Holders.

    You are a U.S. holder if you are a beneficial owner of a debenture and you are, for United States federal income tax purposes:

    - a citizen or resident of the United States,

    - a domestic corporation,

    - an estate whose income is subject to United States federal income tax regardless of its source, or

    - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

    You are a Non-U.S. Holder, and should see "Treatment of Non-U.S. Holders" below, if you are a beneficial owner of a debenture and you are, for United States federal income tax purposes:

    - a nonresident alien individual,

    - a foreign corporation, or

    - a foreign estate or trust that is not subject to United States federal income taxation on its worldwide income.

    Under the rules governing contingent payment debt obligations, a U.S. Holder generally will be required to accrue interest income on the debentures, in the amounts described below, regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting. Accordingly, U.S. Holders would likely be required to include interest in taxable income in each year in excess of the accruals on the debentures for non-tax purposes and in excess of any contingent interest payments actually received in that year.

    A U.S. Holder must accrue an amount of original issue discount as ordinary income for United States federal income tax purposes, for each accrual period prior to and including the maturity date of the debentures that equals:

    - the product of (i) the adjusted issue price (as defined below) of the debentures as of the beginning of the accrual period; and (ii) the comparable yield to maturity (as defined below) of the debentures, adjusted for the length of the accrual period;

    - divided by the number of days in the accrual period; and

    - multiplied by the number of days during the accrual period that the U.S. Holder held the debentures.

    The issue price of a debenture is the first price at which a substantial amount of the debentures is sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a debenture is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below and decreased by the projected amounts of any payments with respect to the debentures.

    Under the rules governing contingent payment debt obligations, we are required to establish the "comparable yield" for the debentures. We have determined that the comparable yield for the debentures is the annual yield we would incur, as of the initial issue date, on a fixed rate nonconvertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the debentures including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for liquidity or the riskiness of the contingencies with respect to the debentures. Accordingly, we have determined the comparable yield to be 9.2% compounded semi-annually.

    We are required to provide to U.S. Holders, solely for United States federal income tax purposes, a schedule of the projected amounts of payments on the debentures. This schedule must produce the comparable yield. Our determination of the projected payment schedule for the debentures includes estimates for payments of contingent interest and an estimate for a payment at maturity taking into account the conversion feature. U.S. Holders may obtain the projected payment schedule by submitting a written request for it to: Cendant at the address set forth in "Incorporation of Documents by Reference."

        THE COMPARABLE YIELD AND THE SCHEDULE OF PROJECTED PAYMENTS ARE NOT DETERMINED FOR ANY PURPOSE OTHER THAN FOR THE DETERMINATION OF A U.S. HOLDER'S INTEREST ACCRUALS AND ADJUSTMENTS THEREOF IN RESPECT OF THE DEBENTURES FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE ACTUAL AMOUNTS PAYABLE TO U.S. HOLDERS OF THE DEBENTURES.

ADJUSTMENTS TO INTEREST ACCRUALS ON THE DEBENTURES

    If a U.S. Holder receives actual payments with respect to the debentures in a taxable year that in the aggregate exceed the total amount of projected payments for that taxable year, the U.S. Holder would incur a "net positive adjustment" equal to the amount of such excess. The U.S. Holder would treat the "net positive adjustment" as additional interest income for the taxable year. For this purpose, the payments in a taxable year include the fair market value of property received in that year.

    If a U.S. Holder receives actual payments with respect to the debentures in a taxable year that in the aggregate are less than the amount of the projected payments for that taxable year, the U.S.

Holder would incur a "net negative adjustment" equal to the amount of such deficit. This adjustment will (a) reduce the U.S. Holder's interest income on the debentures for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder's interest income on the debentures during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments.

SALE, EXCHANGE, CONVERSION OR REDEMPTION

    Generally, the sale or exchange of a debenture, or the redemption of a debenture for cash, will result in taxable gain or loss to a U.S. Holder. In addition, as described above, our calculation of the comparable yield and the schedule of projected payments for the debentures includes the receipt of stock upon conversion of a debenture into our CD common stock as a contingent payment with respect to the debentures. Accordingly, we intend to treat the receipt of our CD common stock by a U.S. Holder upon the conversion of a debenture, or upon the redemption of a debenture where we elect to pay in our CD common stock, as a contingent payment. As described above, holders are generally bound by our determination of the comparable yield and the schedule of projected payments. Under this treatment, a sale or exchange, or such a conversion or redemption, also will result in taxable gain or loss to the U.S. Holder. The amount of gain or loss on a taxable sale, exchange, conversion or redemption will equal the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder, including the fair market value of any shares of our CD common stock received, and (b) the U.S. Holder's adjusted tax basis in the debentures. A U.S. Holder's adjusted tax basis in a debenture generally will equal the U.S. Holder's original purchase price for the debentures, increased by any original issue discount previously accrued by the U.S. Holder (determined without regard to any positive or negative adjustments to interest accruals described above), and decreased by the amount of any projected payments on the debentures. Gain recognized upon a sale, exchange, conversion or redemption of a debenture generally will be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income, and thereafter, capital loss (which will be long-term if the debenture is held for more than one year). The deductibility of net capital losses is subject to limitations.

    A U.S. Holder's tax basis in our CD common stock received upon a conversion of a debenture or upon a holder's exercise of a put right that we elect to pay in CD common stock will equal the then current fair market value of such CD common stock. The U.S. Holder's holding period for the CD common stock received will commence on the day after the date of conversion or redemption.

PURCHASERS OF DEBENTURES AT A PRICE OTHER THAN THE ADJUSTED ISSUE PRICE

    A U.S. Holder that purchases debentures in the secondary market for an amount that differs from the adjusted issue price of the debentures at the time of purchase will be required to accrue interest income on the debentures in the same manner as a U.S. Holder that purchased debentures in the initial offering. A U.S. Holder must also reasonably determine whether the difference between the purchase price of the debentures and the adjusted issue price of the debentures is attributable to a change in interest rates since the debentures were issued, a change in expecta tions as to the contingent amounts potentially payable in respect of the debentures, or both, and allocate the difference accordingly. To the extent that the difference is attributable to a change in interest rates, it must be allocated to the daily portions of interest over the remaining term of the debentures. To the extent that the difference is attributable to a change in expectations as to the contingent amounts potentially payable in respect of the debentures, it must be reasonably allocated to the remaining projected contingent payments under the debentures. The amount of the difference allocated to a daily portion of interest or to a projected payment is treated as an adjustment on the day the daily portion accrues or the payment is made, respectively. If the purchase price of the debentures was greater than the adjusted issue price, an adjustment will be a "negative adjustment," and if the purchase price was less than the adjusted issue price, an adjustment will be a "positive adjustment." Any such negative or positive adjustment will decrease or increase, respectively, the U.S. Holder's adjusted tax basis in the debentures.

    Certain U.S. Holders will receive Forms 1099-OID that report interest accruals on their debentures. Those forms will not reflect the effect of any positive or negative adjustments resulting from the U.S. Holder's purchase of debentures in the secondary market at a price different from adjusted issue price of the debentures on the date of purchase. U.S. Holders are urged to consult their tax advisors as to whether, and how, such adjustments should be taken into account in determining their interest accruals with regard to the debentures.

CONSTRUCTIVE DIVIDENDS

    If at any time we make a distribution of property to our stockholders that would be taxable to the stockholders as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the debentures, the exchange rate of the debentures is increased, such increase may be deemed to be the payment of a taxable dividend to holders of the debentures.

    For example, an increase in the exchange rate in the event of distribution of our evidence of indebtedness or our assets or an increase in the event of an extraordinary cash dividend will generally result in deemed dividend treatment to holders of the debentures, but generally an increase in the event of stock dividends or the distribution of rights to subscribe for our CD common stock will not.

TREATMENT OF NON-U.S. HOLDERS

    The rules governing United States federal income taxation of Non-U.S. Holders are complex and no attempt will be made in this prospectus to provide more than a summary of such rules. Non-U.S. Holders should consult with their tax advisors to determine the effect of United States federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the debentures and shares of our CD common stock, including any reporting requirements.

PAYMENTS MADE WITH RESPECT TO THE DEBENTURES

    The 30% United States federal withholding tax will not apply to any payment to a Non-U.S. Holder of principal or interest (including amounts taken into income as interest under the accrual rules described above under "--U.S. Holders" and amounts attributable to our CD common stock received upon a conversion of the debentures) on debentures, provided that: (i) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of our CD common stock, (ii) the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; (iii) the Non-U.S. Holder is not a bank which acquired the debentures in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; (iv) our CD common stock is actively traded within the meaning of Section 871(h)(4)(C)(v)(I) of the Internal Revenue Code; and (v) either (a) the beneficial owner of debentures certifies to us or our paying agent on IRS Form W-8BEN, under penalties or perjury, that it is not a United States person and provides its name, address and certain other information or (B) the beneficial owner holds its debentures through certain foreign intermediaries or certain foreign partnerships and such holder satisfies certain certification requirements.

    If the Non-U.S. Holder cannot satisfy the requirements described above, payments of interest (including amounts taken into income under the accrual rules described above under "--U.S. Holder" and amounts attributable to our CD common stock received upon a conversion of the debentures) will be subject to the 30% United States federal withholding tax unless the Non-U.S.

Holder provides us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the debentures is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States.

    If a Non-U.S. Holder of the debentures is engaged in a trade or business in the United States, and if interest on the debentures is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on interest and on any gain realized on the sale or exchange of the debentures in the same manner as if it were a U.S. Holder. Such a Non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. Holder is a foreign corporation, such Non-U.S. Holder may be subject to a branch profits tax equal to 30% (or such lower tax rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

SALE OR EXCHANGE OF DEBENTURES OR COMMON STOCK

    A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax with respect to gain upon the sale, exchange or other disposition (other than a conversion or a redemption) of the debentures or shares of our CD common stock, unless: (1) the income or gain is "U.S. trade or business income," which means income or gain that is effectively connected with the conduct by the Non-U.S. Holder of a trade or business, or, in the case of a treaty resident, attributable to a permanent establishment or a fixed base, in the United States; (2) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; (3) such Non-U.S. Holder is subject to tax pursuant to the provisions of the Internal Revenue Code applicable to certain United States expatriates; or (4) in the case of an amount which is attributable to original issue discount, the Non-U.S. Holder does not meet the conditions for exemption from United States federal withholding tax described above.

    U.S. trade or business income of a Non-U.S. Holder will generally be subject to regular United States federal income tax in the same manner as if it were realized by a U.S. Holder. Non-U.S. Holders that realize U.S. trade or business income with respect of the debentures or CD common stock should consult their tax advisors as to the treatment of such income or gain. In addition, U.S. trade or business income of a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at a rate of 30%, or such lower rate provided by an applicable income tax treaty.

BACK-UP WITHHOLDING AND INFORMATION REPORTING

U.S. HOLDERS

    Payments of interest or dividends made by us on, or the proceeds of the sale or other disposition of, the debentures or shares of our CD common stock may be subject to information reporting and United States federal backup withholding tax at the rate then in effect if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against the holder's United States federal income tax, provided that the required information is furnished to the IRS.

NON-U.S. HOLDERS

    A Non-U.S. Holder may be required to comply with certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding tax requirements with respect to our payments of principal and interest, including cash payments in respect of original issue discount on the debentures, or the proceeds of the sale or other disposition of the debentures. In addition, we must report annually to the IRS and to each Non-U.S. Holder the amount of any dividends paid to, and the tax withheld with respect to, such holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

TAX EVENT

    The modification of the terms of the debentures by us upon a Tax Event could possibly alter the timing of income recognition by the holders with respect to the payments of interest due after the option exercise date.

THE PROPER TAX TREATMENT OF A HOLDER OF DEBENTURES IS HIGHLY UNCERTAIN IN A NUMBER OF RESPECTS. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN THE DEBENTURES AND WHETHER AN INVESTMENT IN THE DEBENTURES IS ADVISABLE IN LIGHT OF THE AGREED UPON TAX TREATMENT AND THE HOLDER'S PARTICULAR TAX SITUATION.

                            SELLING SECURITYHOLDERS

    The debentures were originally issued by us and sold by Goldman, Sachs & Co. (the "Initial Purchaser") in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the Initial Purchaser to be "qualified institutional buyers" as defined by Rule 144A under the Securities Act. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the debentures listed below and the shares of CD common stock issued upon purchase by us, or conversion, of such debentures. When we refer to the "selling securityholders" in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling securityholders' interests.

    The table below sets forth the name of each selling securityholder, the principal amount at maturity of debentures that each selling securityholder may offer pursuant to this prospectus and the number of shares of CD common stock into which such debentures are convertible. Unless set forth below, to our knowledge, none of the selling securityholders has, or within the past three years has had, any material relationship with us or our predecessors or affiliates or beneficially arms in excess of 1% of the outstanding CD common stock.


    The principal amounts of the debentures provided in the table below is based on information provided to us by each of the selling securityholders as of August 21, 2001, and the percentages are based on $1,000,000,000 aggregate principal amount at maturity of debentures outstanding. The number of shares of CD common stock that may be sold is based on the current conversion rate of
39.0755 shares of CD common stock per $1,000 principal amount at maturity of debentures.


    Since the date on which the selling securityholders provided this information, each selling securityholder identified below may have sold, transferred or otherwise disposed of all or a portion of their debentures in a transaction exempt from the registration requirements of the Securities Act. Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus to the extent required. In addition, the conversion ratio, and therefore the number of shares of our CD common stock issuable upon conversion of the debentures, is subject to adjustment. Accordingly, the number of shares of CD common stock issuable upon conversion of the debentures may increase or decrease.

    The selling securityholders may from time to time offer and sell any or all of the securities under this prospectus. Because the selling securityholders are not obligated to sell the debentures or shares of CD common stock issuable upon conversion of the debentures, we cannot estimate the amount of debentures or how many shares of CD common stock that the selling securityholders will hold upon consummation of any such sales.


                                                                          NUMBER OF     PERCENTAGE OF
                                      AGGREGATE                          SHARES OF CD       SHARES
                                 PRINCIPAL AMOUNT AT     PERCENTAGE OF   COMMON STOCK       OF CD
                                MATURITY OF DEBENTURES    DEBENTURES     BE THAT MAY     COMMON STOCK
NAME                               THAT MAY BE SOLD       OUTSTANDING      SOLD(1)      OUTSTANDING(2)
----                            ----------------------   -------------   ------------   --------------
Allstate Life Insurance
  Company.....................      $    4,000,000                *          156,302            *
Allstate Insurance Company....      $    2,000,000                *           78,151            *
Amerus Life Insurance Co. ....      $      180,000                *            7,034            *
Banc of America Securities
  LLC.........................      $    3,100,000                *          121,134            *
Bankers Life Insurance Co. of
  New York....................      $       45,000                *            1,758            *
CA State Automobile Assn
  Inter-Insurance.............      $      500,000                *           19,538            *
Citi SAM Fund Ltd.............      $    2,300,000                *           89,874            *
Credit Suisse First Boston
  Corporation.................      $   39,300,000            3.900%       1,535,667            *
Deep Rock & Co................      $    2,500,000                *           97,689            *
DE Shaw Investments, L.P......      $    7,200,000                *          281,344            *

                                                                          NUMBER OF     PERCENTAGE OF
                                      AGGREGATE                          SHARES OF CD       SHARES
                                 PRINCIPAL AMOUNT AT     PERCENTAGE OF   COMMON STOCK       OF CD
                                MATURITY OF DEBENTURES    DEBENTURES     BE THAT MAY     COMMON STOCK
NAME                               THAT MAY BE SOLD       OUTSTANDING      SOLD(1)      OUTSTANDING(2)
----                            ----------------------   -------------   ------------   --------------
DE Shaw Valence, L.P..........      $   28,800,000            2.880%       1,125,374            *
Deutsche Banc Alex Brown
  Inc.........................      $   84,610,000            8.461%       3,306,178            *
First Union International
  Capital Market..............      $    6,250,000                *          244,222            *
First Union National Bank
  Inc.........................      $   70,000,000            7.000%       2,735,285            *
Goldman Sachs and Company.....      $   14,300,000            1.430%         558,780            *
Granville Capital
  Corporation.................      $   10,000,000            1.000%         390,755            *
Highbridge International
  LLC.........................      $   40,000,000            4.000%       1,563,020            *
IL Annuity & Insurance Co. ...      $    5,775,000                *          225,661            *
IMF Convertible Fund..........      $      600,000                *           23,445            *
Investcorp, SAM Fund Ltd......      $    2,600,000                *          101,596            *
Jersey (IMA) Ltd..............      $    5,000,000                *          195,378            *
JMG Capital Partners, LP......      $   15,000,000            1.500%         586,133            *
JMG Triton Offshore, Ltd......      $   10,000,000            1.000%         390,755            *
KBC Financial Products (Cayman
  Islands)....................      $   61,000,000            6.100%       2,383,606            *
Lehman Brothers Inc. .........      $   60,000,000            6.000%       2,344,530            *
Leonardo L.P..................      $   47,500,000            4.750%       1,856,086            *
Libertyview Funds, L.P........      $   10,000,000            1.000%         390,755            *
Libertyview Fund LLC..........      $    2,500,000                *           97,689            *
Libertyview Global Volatility
  Fund, L.P...................      $    7,500,000                *          293,066            *
McMahan Securities Co. L.P....      $        3,000                *              117            *
NMS Services (Cayman) Inc.....      $   90,000,000            9.000%       3,516,795            *
Nomura Securities
  International Inc...........      $   81,500,000            8.150%       3,184,653            *
Peoples Benefit Life Insurance
  Company TEAMSTERS...........      $    2,500,000                *           97,689            *
PIMCO Convertible Fund........      $      800,000                *           31,260            *
R(2) Investments, LDC.........      $   30,000,000            3.000%       1,172,265            *
Ret Pension Plan of the CA
  State Automobile............      $      200,000                *            7,815            *
Rhapsody Fund, LP.............      $    3,500,000                *          136,764            *
Salomon Smith Barney Inc......      $   17,800,000            1.780%         695,544            *
St. Albans Partners Ltd.......      $    8,000,000                *          312,604            *
TD Securities (USA) Inc.......      $   47,500,000            4.750%       1,856,086            *
UBS AG London Branch..........      $   25,000,000            2.500%         976,888            *
Vermogensverwalzung Des Kanton
  ZH..........................      $    1,000,000                *           39,076            *
Wilminton Trust Company as
  owner trustee for the
  Forrestal Funding Master
  Trust.......................      $   66,000,000            6.600%       2,578,983            *
Zola Partners, LP.............      $    1,000,000                *           39,076            *
Zurich Institutional
  Benchmarks Master Fund
  Ltd.........................      $    1,000,000                *           39,076            *
All other holders of
  debentures or future
  transferees, pledgees,
  donees, assignees or
  successors of any such
  holders (3)(4)..............      $   87,817,000            8.782%       3,431,493            *
                                    --------------          -------      -----------        -----
Total.........................      $1,000,000,000          100.000%      39,075,500        4.559%
                                    ==============          =======      ===========        =====


------------------------
*   Less than one percent (1%).

(1) Assumes conversion of all of the holder's debentures at a conversion rate of
    39.0755 shares of CD common stock per $1,000 principal amount at maturity of the debentures. This conversion rate is subject to adjustment, however, as described under "Description of Debentures--Conversion Rights". As a result, the number of shares of CD common stock issuable upon conversion of the debentures may increase or decrease in the future. Does not include shares of CD common stock that may be issued by us upon purchase of the debentures by us at the option of the holder.

(2) Calculated based on Rule 13d-3(d)(i) of the Exchange Act, using 857,074,916 shares of CD common stock outstanding as of June 30, 2001. In calculating this amount for each holder, we treated as outstanding the number of shares of CD common stock issuable upon conversion of all that holder's debentures, but we did not assume conversion of any other holder's debentures. Does not include shares of CD common stock that may be issued by us upon purchase of the debentures by us at the option of the holder.

(3) Information about other selling securityholders will be set forth in prospectus supplements, if required.

(4) Assumes that any other holders of the debentures, or any future pledgees, donees, assignees, transferees or successors of or from any other such holders of the debentures, do not beneficially own any shares of CD common stock other than the CD common stock issuable upon conversion of the debentures at the initial conversion rate.

                              PLAN OF DISTRIBUTION

    The selling securityholders will be offering and selling all of the securities offered and sold under this prospectus. We will not receive any of the proceeds from the offering of the debentures or the shares of CD common stock by the selling securityholders. In connection with the initial offering of the debentures, we entered into a registration rights agreement dated May 4, 2001 with the initial purchaser of the debentures. Securities may only be offered or sold under this prospectus pursuant to the terms of the registration rights agreement. However, selling securityholders may resell all of a portion of the securities in open market transactions in reliance upon Rule 144 or Rule 144A under the Securities Act, provided they meet the criteria and conform to the requirements of one of these rules. We are registering the debentures and shares of CD common stock covered by this prospectus to permit holders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We have agreed, among other things, to bear all expenses, other than underwriting discounts and selling commissions, in connection with the registration and sale of the debentures and the shares of CD common stock covered by this prospectus.

    We have been advised by the selling securityholders that the selling securityholders may sell all or a portion of the debentures and shares of CD common stock beneficially owned by them and offered hereby from time to time:

    - directly; or

    - through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling securityholders and/or from the purchasers of the debentures and shares of CD common stock for whom they may act as agent.

    The debentures and the shares of CD common stock may be sold from time to time in one or more transactions at:

    - fixed prices, which may be changed;

    - prevailing market prices at the time of sale;

    - varying prices determined at the time of sale; or

    - negotiated prices.

These prices will be determined by the holders of the securities or by agreement between these holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling securityholders from the sale of the debentures or shares of CD common stock offered by them hereby will be the purchase price of the debentures or shares of CD common stock less discounts and commissions, if any.

    The sales described in the preceding paragraph may be effected in transactions:

    - on any national securities exchange or quotation service on which the debentures or shares of CD common stock may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the shares of CD common stock;

    - in the over-the counter market;

    - in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

    - through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

    In connection with sales of the debentures and shares of CD common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the debentures and shares of CD common stock in the course of hedging their positions. The selling securityholders may also sell the debentures and shares of CD common stock short and deliver the debentures and shares of CD common stock to close out short positions, or loan or pledge the debentures and shares of CD common stock to broker-dealers that in turn may sell the debentures and shares of CD common stock.

    To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the debentures and the shares of CD common stock by the selling securityholders. Selling securityholders may not sell any, or may not sell all, of the debentures and the shares of CD common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling securityholder will not transfer, devise or gift the debentures and the shares of CD common stock by other means not described in this prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

    The outstanding shares of CD common stock are listed for trading on the New York Stock Exchange.

    The selling securityholders and any broker and any broker-dealers, agents or underwriters that participate with the selling securityholders in the distribution of the debentures or the shares of CD common stock may be deemed to be "underwriters" within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the debentures or the shares of CD common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling securityholders may be deemed to be underwriting commissions under the Securities Act. To the extent the selling securityholders may be deemed to be underwriters, the selling securityholders may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

    Because the selling securityholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. At any time a particular offer of the securities is made, a revised prospectus or prospectus supplement, if required, will be distributed which will disclose:

    - the name of the selling securityholders and any participating underwriters, broker-dealers or agents;

    - the aggregate amount and type of securities being offered;

    - the price at which the securities were sold and other material terms of the offering;

    - any discounts, commissions, concessions or other items constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

    - that the participating broker-dealers did not conduct any investigation to verify the information in this prospectus or incorporated in this prospectus by reference.

The prospectus supplement or a post-effective amendment will be filed with the Securities and Exchange Commission to reflect the disclosure of additional information with respect to the distribution of the securities. In addition, if we receive notice from a selling securityholder that a donee or pledgee intends to sell more than 500 shares of our CD common stock, a supplement to this prospectus will be filed.

    The debentures were issued and sold in May 2001 in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the Initial Purchaser to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act. Pursuant to the registration rights agreement, we have agreed to indemnify the Initial Purchaser and each selling securityholder, and each selling securityholder has agreed to indemnify us, our directors, our officers who sign the registration statement to which this prospectus relates and each person, if any, who controls Cendant within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against specified liabilities arising under the Securities Act.

    The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the debentures and the underlying shares of CD common stock by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the debentures and the underlying shares of CD common stock to engage in market-making activities with respect to the particular debentures and the underlying shares of CD common stock being distributed for a period of up to five business days prior to the commencement of distribution. This may affect the marketability of the debentures and the underlying shares of CD common stock and the ability of any person or entity to engage in market-making activities with respect to the debentures and the underlying shares of CD common stock.

    Under the registration rights agreement, we are obligated to use our reasonable efforts to keep the registration statement of which this prospectus is a part effective until the earlier of:

    - two years after the last date of original issuance of any of the debentures;

    - the date when the holders of the debentures and the shares of CD common stock issuable upon conversion of the debentures are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act; and

    - the date when all of the debentures and the shares of CD common stock issuable upon conversion of the debentures registered under this registration statement are sold.

    Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified, permitted exceptions set forth in the registration rights agreement. In these cases, we may prohibit offers and sales of the debentures and shares of CD common stock pursuant to the registration statement to which this prospectus relates.

    We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling securityholder. Each selling securityholder has agreed not to trade securities from the time the selling securityholder receives notice from us of this type of event until the selling securityholder receives a prospectus supplement or amendment. This time period will not exceed 45 days in any 90-day period or 90 days in a 360-day period.

                                 LEGAL MATTERS

    Certain legal matters with respect to the debentures will be passed upon for us by Eric J. Bock, Esq., Senior Vice President, Law and Secretary of Cendant. Mr. Bock holds shares of CD common stock and options to acquire shares of CD common stock. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York has advised us as to certain tax matters relating to the debentures.

                                    EXPERTS

    Our financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K/A for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes explanatory paragraphs relating to the change in certain revenue recognition policies regarding the recognition of non-refundable one-time fees and pro rata refundable subscription revenue and the restatement of the financial statements to reflect the individual membership business as part of continuing operations as discussed in Note 1), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    Cendant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains a website that contains reports, proxy and information statements and other information. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The website address is In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Cendant is paying all of the selling securityholders' expenses related to this offering, except the selling securityholders will pay any applicable broker's commissions and expenses. The following table sets forth the approximate amount of fees and expenses payable by Cendant in connection with this Registration Statement and the distribution of the debentures and shares of CD common stock registered hereby. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee.........  $255,900
Printing and Engraving Fees and Expenses....................    30,000
Accounting Fees and Expenses................................   100,000
Legal Fees..................................................   100,000
Miscellaneous...............................................   200,000
                                                              --------
    Total...................................................  $685,900
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 102 of the General Corporation Law of the State of Delaware allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

    Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions against expenses (including attorney's fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

    Section 174 of the General Corporation Law of the State of Delaware provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

    The Registrant's By-Laws contain provisions that provide for indemnification of officers and directors and their heirs and distributees to the full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

    As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Registrant's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to some exceptions.

    Cendant Corporation maintains, at its expense, a policy of insurance which insures its directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

ITEM 16. EXHIBITS

    The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated in this registration statement by reference.


       EXHIBIT
       NUMBER                             DESCRIPTION OF EXHIBITS
---------------------                     -----------------------
         3.1            Amended and Restated Certificate of Incorporation of Cendant
                        Corporation (incorporated by reference to Exhibit 3.1 to the
                        Registrant's Quarterly Report on Form 10-Q/A for the
                        quarterly period ended March 31, 2000, dated July 28, 2000.
         3.2            Amended and Restated By-Laws of Cendant Corporation
                        (incorporated by reference to Exhibit 3.2 to the
                        Registrant's Quarterly Report on Form 10-Q/A for the
                        quarterly period ended March 31, 2000, dated July 28, 2000.
         4.1            Indenture dated as of May 4, 2001 between Cendant
                        Corporation and the Bank of New York, as trustee
                        (incorporated by reference to Exhibit 4.1 to the
                        Registrant's Current Report on Form 8-K dated May 10, 2001, filed on May 11, 2001).
         4.2            Form of Zero-Coupon Convertible Debenture (included in
                        Exhibit 4.1).
         4.3            Registration Rights Agreement dated as of May 4, 2001,
                        between Cendant Corporation and Goldman, Sachs & Co.*
         5.1            Opinion of Eric J. Bock, Esq.*
         8.1            Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
                        certain U.S. federal income tax matters.*
        12.1            Statement re: Computation of Ratio of Earnings to Fixed
                        Charges (incorporated by reference to Exhibit 12 to the
                        Registrant's Annual Report on Form 10-K/A dated July 2,
                        2001, filed on July 3, 2001).
        12.2            Statement re: Computation of Ratio of Earnings to Fixed
                        Charges (incorporated by reference to Exhibit 12 to the
                        Registrant's Quarterly Report on Form 10-Q filed on
                        August 14, 2001).
        23.1            Consent of Deloitte & Touche LLP, Independent Auditors,
                        related to the financial statements of Cendant Corporation.
        23.2            Consent of Deloitte & Touche LLP, Independent Auditors,
                        related to the financial statements of Avis Group Holdings,
                        Inc.
        23.3            Consent of KPMG LLP, Independent Auditors, related to the
                        financial statements of Galileo International, Inc.
        23.4            Consent of Eric J. Bock, Esq. (included in Exhibit 5.1).*
        23.5            Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (included in Exhibit 8.1).*
        24.1            Power of Attorney.*
        25.1            A Statement of Eligibility on Form T-1 under the Trust
                        Indenture Act of 1939, as amended, of The Bank of New York, trustee under the indenture.*


------------------------
*   Previously filed.

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

        (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

        (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Cendant Corporation has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York on August 22, 2001.


                                                       CENDANT CORPORATION

                                                       By   /s/ JAMES E. BUCKMAN
                                                            -----------------------------------------
                                                            Name: James E. Buckman
                                                            Title: Vice Chairman and General Counsel


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on August 22, 2001.


SIGNATURES                                                         TITLE
----------                                                         -----
       *                                       Chairman of the Board of Directors,
-------------------------------------------    President, Chief Executive Officer and
Henry R. Silverman                             Director

/s/ JAMES E. BUCKMAN                           Vice Chairman, General Counsel and Director
-------------------------------------------
James E. Buckman

       *                                       Vice Chairman and Director
-------------------------------------------
Stephen P. Holmes

       *                                       Senior Executive Vice President and Chief
-------------------------------------------    Financial Officer (Principal Financial
Kevin M. Sheehan                               Officer)

       *                                       Executive Vice President, Finance and Chief
-------------------------------------------    Accounting Officer
Tobia Ippolito

       *                                                         Director
-------------------------------------------
Myra J. Biblowit

       *                                                         Director
-------------------------------------------
The Honorable William S. Cohen

       *                                                         Director
-------------------------------------------
Leonard S. Coleman

SIGNATURES                                                         TITLE
----------                                                         -----
       *                                                         Director
-------------------------------------------
Martin L. Edelman

                                                                 Director
-------------------------------------------
Dr. John C. Malone

       *                                                         Director
-------------------------------------------
Cheryl D. Mills

       *                                                         Director
-------------------------------------------
The Rt. Hon. Brian Mulroney, P.C., LL.D.

       *                                                         Director
-------------------------------------------
Robert E. Nederlander

       *                                                         Director
-------------------------------------------
Robert W. Pittman

       *                                                         Director
-------------------------------------------
Sheli Z. Rosenberg

       *                                                         Director
-------------------------------------------
Robert F. Smith

*By:                    /s/ ERIC J. BOCK
             --------------------------------------
                          Eric J. Bock
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                             DESCRIPTION OF EXHIBITS
---------------------                     -----------------------
         3.1            Amended and Restated Certificate of Incorporation of Cendant
                        Corporation (incorporated by reference to Exhibit 3.1 to the
                        Registrant's Quarterly Report on Form 10-Q/A for the
                        quarterly period ended March 31, 2000, dated July 28, 2000.
         3.2            Amended and Restated By-Laws of Cendant Corporation
                        (incorporated by reference to Exhibit 3.2 to the
                        Registrant's Quarterly Report on Form 10-Q/A for the
                        quarterly period ended March 31, 2000, dated July 28, 2000.
         4.1            Indenture dated as of May 4, 2001 between Cendant
                        Corporation and the Bank of New York, as trustee
                        (incorporated by reference to Exhibit 4.1 to the
                        Registrant's Current Report on Form 8-K dated May 10, 2001, filed on May 11, 2001).

         4.2            Form of Zero-Coupon Convertible Debenture (included in
                        Exhibit 4.1).

         4.3 Registration Rights Agreement dated as of May 4, 2001, between Cendant Corporation and Goldman, Sachs & Co.*

         5.1            Opinion of Eric J. Bock, Esq.*

         8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain U.S. federal income tax matters.*

        12.1            Statement re: Computation of Ratio of Earnings to Fixed
                        Charges (incorporated by reference to Exhibit 12 to the Registrant's Annual Report on Form 10-K/A dated July 2,
                        2001, filed on July 3, 2001).

        12.2            Statement re: Computation of Ratio of Earnings to Fixed
                        Charges (incorporated by reference to Exhibit 12 to the Registrant's Quarterly Report on Form 10-Q filed on
                        August 14, 2001).

        23.1            Consent of Deloitte & Touche LLP, Independent Auditors,
                        related to the financial statements of Cendant Corporation.

        23.2            Consent of Deloitte & Touche LLP, Independent Auditors,
                        related to the financial statements of Avis Group Holdings,
                        Inc.

        23.3 Consent of KPMG LLP, Independent Auditors, related to the financial statements of Galileo International, Inc.

        23.4            Consent of Eric J. Bock, Esq. (including in Exhibit 5.1).*

        23.5            Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (included in Exhibit 8.1).*

        24.1            Power of Attorney.*

        25.1            A Statement of Eligibility on Form T-1 under the Trust
                        Indenture Act of 1939, as amended, of The Bank of New York, trustee under the indenture.*


------------------------

*   Previously filed.